SUBJECT TO COMPLETION OR AMENDMENT, DATED JUNE 22, 2005

PRICING SUPPLEMENT                                 PRICING SUPPLEMENT NO. 224 TO
(TO PROSPECTUS DATED SEPTEMBER 17, 2003      REGISTRATION STATEMENT NO.333-89136
AND PROSPECTUS SUPPLEMENT                                     DATED JULY , 2005
DATED SEPTEMBER 18, 2003)                                         RULE 424(b)(3)

                                 [ABN AMRO LOGO]

                                     $__________
                               ABN AMRO BANK N.V.
                           MEDIUM-TERM NOTES, SERIES A
                             SENIOR FIXED RATE NOTES

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.
                                ----------------
                  STRUCTURED HYBRID EQUITY LINKED SECURITIES(SM)
                    ("BASKET SHIELDS(SM)") DUE APRIL 20, 2009
  LINKED TO THE VALUE OF A BASKET OF COMMON STOCKS OR ADRS OF TEN COMPANIES IN
                        THE FINANCIAL SERVICES INDUSTRY

Each Security will entitle the holder to receive at maturity the principal amount of $1,000 plus an amount, which we refer to as the supplemental redemption amount, based on the average percentage change in the value of a basket of common stocks, or American Depositary Receipts representing ordinary shares (which we call "ADRs"), of ten companies in the financial services industry, which we refer to as the Underlying Basket, over the term of the Securities. The Securities do not pay interest.

SECURITIES                    Basket SHIELDS(SM) due April 20, 2009

PRINCIPAL AMOUNT              $

UNDERLYING BASKET             A basket consisting of the shares of common stock,
                              or ADRs representing ordinary shares, of the following companies in the financial services industry: Bank of America Corporation, BBT&T
                              Corporation, Citigroup Inc., HSBC Holdings plc,
                              KeyCorp, SunTrust Banks Inc., U.S. Bancorp,
                              Wachovia Corporation, Washington Mutual Inc. and
                              Wells Fargo & Co. We refer to each of the common stocks or ADRs comprising the Underlying Basket as a basket stock.

ISSUE PRICE                   100%

PROPOSED ORIGINAL             July 20, 2005
ISSUE DATE

MATURITY DATE                 April 20, 2009

PAYMENT AT MATURITY           At maturity, you will receive for each Security
                              the principal amount of $1,000 plus the
                              supplemental redemption amount.

SUPPLEMENTAL
REDEMPTION AMOUNT             The supplemental redemption amount for each $1,000
                              principal amount of Securities will be equal to the average percentage change in the value of the Underlying Basket, multiplied by $1,000, which is calculated as:

                                        Average Basket _ Initial Basket
                              $1,000 x      Value            Value
                                        -------------------------------
                                           Initial Basket Value

                              However, if the average basket value is less than or equal to the initial basket value, the supplemental redemption amount will be zero.


INITIAL BASKET VALUE          $1,000

AVERAGE BASKET                The arithmetic average of the quarterly basket of
VALUE values                  the Underlying Basket on each averaging date.


QUARTERLY BASKET
VALUE On each averaging date, the sum of the products of the closing price per share of each basket stock on such averaging date and the Basket Stock Ratio for such basket stock.

BASKET STOCK RATIO            For each basket stock, an amount determined by
                              dividing $100 by the closing price per share of such basket stock on July 2005, the date we priced the Securities. This amount is subject to adjustment as described in "Description of Securities--Adjustment Events".

AVERAGING DATES               The 15th of October, January, April and July of
                              each year, beginning on October 15, 2005, and ending on April 15, 2009, subject to adjustment in certain circumstances which we describe in "Description of the Securities--Averaging Dates."

GUARANTEE                     The Securities will be fully and unconditionally
                              guaranteed by ABN AMRO Holding N.V.

DENOMINATIONS                 The Securities may be purchased in denominations
                              of $1,000 and integral multiples thereof.

NO AFFILIATION WITH
ISSUERS OF THE
BASKET STOCKS                 We are not affiliated with any of the
                              issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. The obligations represented by the Securities are our obligations, not those of the issuers of the basket stocks. Investing in the Securities is not equivalent to investing in the Underlying Basket or in any of the individual basket stocks.

LISTING We do not intend to list the Securities on any securities exchange.

THE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY. THE SECURITIES INVOLVE RISKS NOT ASSOCIATED WITH AN INVESTMENT IN CONVENTIONAL DEBT SECURITIES. SEE "RISK FACTORS" BEGINNING ON PS-8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Pricing Supplement or the accompanying Prospectus or Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

THE AGENTS ARE NOT OBLIGATED TO PURCHASE THE SECURITIES BUT HAVE AGREED TO USE REASONABLE EFFORTS TO SOLICIT OFFERS TO PURCHASE THE SECURITIES. TO THE EXTENT THE TOTAL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES BEING OFFERED BY THIS PRICING SUPPLEMENT IS NOT PURCHASED BY INVESTORS IN THE OFFERING, ONE OR MORE OF OUR AFFILIATES HAS AGREED TO PURCHASE THE UNSOLD PORTION, WHICH SHALL NOT EXCEED APPROXIMATELY 10% OF THE TOTAL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES, AND TO HOLD SUCH SECURITIES FOR INVESTMENT FOR A PERIOD OF AT LEAST 30 DAYS. SEE "HOLDING OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES" UNDER THE HEADING "RISK FACTORS" AND "PLAN OF DISTRIBUTION."

This Pricing Supplement and the accompanying Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Securities in market-making transactions.

                            PRICE $1,000 PER SECURITY
                        ABN AMROFINANCIAL SERVICES, INC.
                              ABN AMRO INCORPORATED

JULY , 2005

   The Securities may not be offered, transferred or sold as part of their initial distribution, or at any time thereafter, to or for the benefit of any person (including legal entities) established, domiciled, incorporated or resident in The Netherlands.

   The Securities are securities (EFFECTEN) within the meaning of article 1 of The Netherlands' Securities Market Supervision Act 1995 (WET TOEZICHT EFFECTENVERKEER 1995). The Securities may be offered in certain countries excluding The Netherlands. Any offer of these Securities, any announcements thereof and all offer notices, publications, advertisements and other documents in which an offer of the Securities is made, or a forthcoming offer is announced, will comply with all applicable laws and regulations of the jurisdiction in which such an offer is made from time to time. A statement to the effect that the offering of the Securities will comply with all applicable rules in the countries in which such offering takes place will be submitted to the Netherlands Authority for the Financial Markets (AUTORITEIT FINANCIELE MARKTEN) pursuant to article 3, paragraph 2 of the Exemption Regulation pursuant to The Netherlands' Securities Market Supervision Act, before any Securities are offered.

   These restrictions shall cease to apply from the date on which the Netherlands Authority for the Financial Markets (AUTORITEIT FINANCIELE MARKTEN) shall have granted a dispensation on the offering of the Securities pursuant to this Pricing Supplement and the accompanying Prospectus and Prospectus Supplement.

    In this Pricing Supplement, the "Bank," "we," "us" and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V., our parent company. We refer to the Securities offered hereby and the related guarantees as the "Securities."

    SHIELDS(SM) and Structured HybrId Equity LinkeD Securities(SM) are exclusive service marks of ABN AMRO Bank N.V.

                                     SUMMARY

   THE FOLLOWING SUMMARY ANSWERS SOME QUESTIONS THAT YOU MIGHT HAVE REGARDING THE SECURITIES IN GENERAL TERMS ONLY. IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION THAT IS CONTAINED IN THE REST OF THIS PRICING SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH UNDER THE HEADING "RISK FACTORS." IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.


WHAT ARE THE SECURITIES?

   The Securities are medium-term senior notes issued by us, ABN AMRO Bank N.V., and are fully and unconditionally guaranteed by our parent company, ABN AMRO Holding N.V. The Securities are linked to the value of a basket of common stocks, or American Depository Receipts representing ordinary shares, which we call ADRs, of ten companies selected by us, which basket we refer to as the Underlying Basket. We refer to each such common stock or ADR in the Underlying Basket as a basket stock. The Securities have a maturity of three years and nine months. The Securities combine certain features of debt and equity by providing for the payment at maturity of principal plus an additional amount based on the average percentage increase, if any, of the Underlying Basket during the life of the Securities. Unlike ordinary debt securities, however, the Securities do not pay interest.

WHAT WILL I RECEIVE AT MATURITY OF THE SECURITIES AND HOW IS THIS AMOUNT CALCULATED?

   At maturity you will receive, per each $1,000 principal amount of Securities, a cash payment equal to the sum of two amounts: (1) $1,000 plus (2) the supplemental redemption amount, if any.

   The supplemental redemption amount for each $1,000 principal amount of Securities will be equal to the average percentage change in the value of the Underlying Basket, multiplied by $1,000, which is calculated as:

                       Average Basket   _   Initial Basket
$1,000     x            Value                     Value      _
                 ---------------------------------------------------
                Initial Basket Value;
WHERE,

o the initial basket value is $1,000, or the principal amount of each Security; and

o the average basket value is the arithmetic average of the quarterly basket values of the Underlying Basket on each of the averaging dates.

   If the average percentage change in the value of the Underlying Basket is equal to or less than zero, the supplemental redemption amount will be zero and you will receive only the principal amount per Security at maturity.

HOW IS THE AVERAGE BASKET VALUE DETERMINED?

   The average basket value is determined by (i) calculating the sum of the quarterly basket values of the Underlying Basket on each of the averaging dates, and (ii) dividing such amount by 15, which is the total number of averaging dates during the term of the Securities.

   Each quarterly basket value represents the value of the Underlying Basket on a particular averaging date and is determined by (i) multiplying the closing price per share of each basket stock on such averaging date by the basket stock ratio for such basket stock, and (ii) adding together all such amounts for each of the ten basket stocks.

   The basket stock ratio for each basket stock is a ratio of shares of each basket stock calculated so that each basket stock represents an equal proportion of the initial basket value of $1,000. It is based on the closing price of such basket stock on the date we priced the Securities. The basket stock ratio will remain constant for the term of the Securities, unless adjusted for certain corporate events as described under "Description of Securities--Adjustment Events". The basket stock ratio for each basket stock is calculated by dividing $100 by the closing price per share of such basket stock on July , 2005, the date we priced the Securities. We have set forth below, under "Description of Securities--Adjustment Events" each basket stock and the basket stock ratio for each basket stock.

   The averaging dates will be on the 15th of October, January, April and July of each year, beginning on October 15, 2005 and ending on

April 15, 2009, subject to adjustment in certain circumstances which we describe in "Description of Securities--Averaging Dates."

CAN YOU GIVE ME EXAMPLES OF THE PAYMENT I WILL RECEIVE AT MATURITY DEPENDING ON THE AVERAGE BASKET VALUE OF THE UNDERLYING BASKET?

   EXAMPLE 1: If, for example, the initial basket value is $1,000 and the average basket value is $800, the supplemental redemption amount would be calculated as follows:

   Supplemental redemption amount =

   $1,000  x  $800 - $1,000  =  -$200
              -------------
                $1,000

   Because the average percentage change in the Underlying Basket is less than zero, at maturity you would receive only the principal amount of $1,000 per Security.

   EXAMPLE 2: If, for example, the initial basket value is $1,000 and the average basket value is $1,200, the supplemental redemption amount would be calculated as follows:

   Supplemental redemption amount =

   $1,000  x  $1,200 - $1,000  =  $200
              ---------------
                 $1,000

   As a result, you would receive at maturity the principal amount of $1,000 plus a $200 supplemental redemption amount, for a total payment of $1,200 per Security.

   EXAMPLE 3: If, for example, the initial basket value is $1,000 and the average basket value is $1,000, the supplemental redemption amount would be calculated as follows:

   Supplemental redemption amount =

      $1,000 x $1,000 - $1,000 = $0
                --------------
                  $1,000

   As a result, you would receive at maturity only the principal amount of $1,000.

   THESE EXAMPLES ARE FOR ILLUSTRATIVE PURPOSES ONLY. IT IS NOT POSSIBLE TO PREDICT THE CLOSING PRICES OF THE BASKET STOCKS, OR THE QUARTERLY BASKET VALUE OF THE UNDERLYING BASKET, ON ANY AVERAGING DATE DURING THE LIFE OF THE SECURITIES.

   In this Pricing Supplement, we have provided under the heading "Hypothetical Return Analysis of the Securities at Maturity" examples of hypothetical returns of owning the Securities through maturity based on certain assumptions, including hypothetical average basket values of the Underlying Basket.

WILL I RECEIVE INTEREST PAYMENTS ON THE SECURITIES?

   No. You will not receive any interest or other payments on the Securities before maturity.

WILL I GET MY PRINCIPAL BACK AT MATURITY?

   Subject to the credit of ABN AMRO Bank, N.V. as the issuer of the Securities and ABN AMRO Holding N.V. as the guarantor of the Bank's obligations under the Securities, you will receive your principal back at maturity of the Securities. However, if you sell the Securities prior to maturity, you will receive the market price for the Securities, which may or may not include the return of your full principal amount. There may be little or no secondary market for the Securities. Accordingly, you should be willing to hold your securities until maturity.

IS THERE A LIMIT ON HOW MUCH I CAN EARN OVER THE TERM OF THE SECURITIES?

   No. If the Securities are held to maturity, the total amount payable at maturity per Security is not capped and is determined solely by reference to the supplemental redemption amount, which is based on the arithmetic average of the quarterly basket values of the Underlying Basket on each of the averaging dates.

HOW DID WE SELECT THE BASKETS STOCK INCLUDED IN THE UNDERLYING BASKET?

   We selected the basket stocks by choosing issuers with large market capitalizations from the financial services industry. As a result, the basket stocks are likely to be highly correlated with each other, although there can be no assurance of such correlation and any such correlation between basket stocks may lessen or increase over time.

WHAT IS THE MINIMUM REQUIRED PURCHASE?

   You may purchase Securities in minimum denominations of $1,000 or in integral multiples thereof.

IS THERE A SECONDARY MARKET FOR SECURITIES?

   We do not intend to list the Securities on any securities exchange. Accordingly, there may be little or no secondary market trading in the Securities and, as such, information regarding independent market pricing for the Securities may be limited. You should be willing to hold your Securities until maturity.

   Although they are not required to do so, we have been informed by our affiliates that when this offering is complete, they intend to make purchases and sales of the Securities from time to time in off-exchange transactions. If our affiliates do make such a market in the Securities, they may stop doing so at any time.

   In connection with any secondary market activity in the Securities, our affiliates may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliates are not required to post such indicative prices and may stop doing so at any time. INVESTORS ARE ADVISED THAT ANY PRICES SHOWN ON ANY WEBSITE OR BLOOMBERG PAGE ARE INDICATIVE PRICES ONLY AND, AS SUCH, THERE CAN BE NO ASSURANCE THAT ANY TRADE COULD BE EXECUTED AT SUCH PRICES. Investors should contact their brokerage firm for further information.

   In addition, the issue price of the Securities includes the selling agents' commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the profit component that our affiliates have charged in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Use of Proceeds."

WHAT ARE THE TAX CONSEQUENCES OF OWNING THE SECURITIES?

   The Securities will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. As a result, regardless of your method of accounting, you will generally be required to accrue interest on a constant yield to maturity basis at a "comparable yield" of [ ]% compounded semi-annually. Consequently, you will recognize taxable income even though you will receive no payment on the Securities until maturity. In addition, any gain recognized upon a sale, redemption or retirement of the Securities will be treated as ordinary interest income for U.S. federal tax purposes.

   YOU SHOULD REVIEW THE SECTION IN THIS PRICING SUPPLEMENT ENTITLED "TAXATION--UNITED STATES FEDERAL INCOME TAXATION." ADDITIONALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISER REGARDING THE TAX TREATMENT OF THE SECURITIES AND WHETHER A PURCHASE OF THE SECURITIES IS ADVISABLE IN LIGHT OF THE TAX TREATMENT AND YOUR PARTICULAR SITUATION.

WHAT IS THE UNDERLYING BASKET AND HOW HAVE THE BASKET STOCKS PERFORMED HISTORICALLY?

   The Underlying Basket consists of common stocks or ADRs of ten companies that we have selected. Because each of the basket stocks is registered under the Securities Exchange Act of 1934, as amended, each of the ten issuers of the basket stocks is required periodically to file certain financial and other information specified by the Securities Exchange Commission which is available to the public. You should read "Public Information Regarding the Basket Stocks" in this Pricing Supplement to learn how to obtain public information regarding the issuers of the basket stocks and other important information. The historical daily high and low closing prices and end of quarter closing prices per share of each of the basket stocks for each quarter since 2002 are set forth under the heading "Public Information Regarding the Basket Stocks - Historical Information" in this Pricing Supplement. Investors are advised that past performance of the basket stocks, however, is not necessarily indicative of how the basket stocks will perform in the future.

TELL ME MORE ABOUT ABN AMRO BANK N.V. AND ABN AMRO HOLDING N.V.

   ABN AMRO Bank N.V. is a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of 3,870 offices and branches in 58 countries and territories as of year-end 2004. We are one of the largest banking groups in the world, with total consolidated assets of EUR 608.6 billion at December 31, 2004. We are the largest banking group in the Netherlands and we have a substantial presence in Brazil and the Midwestern United States, our three "home markets". We are one of the largest foreign banking groups in the United States, based on total assets held as of December 31, 2004. We are listed on Euronext and the New York Stock Exchange among others.

     We implement our strategy through a number of global (Strategic) Business Units, each of which is responsible for managing a distinct client or product segment. Our client-focused (Strategic) Business Units are: Consumer & Commercial Clients, Wholesale Clients, Private Clients, Asset

Management and Transaction Banking Group. In addition, we have our internal Business Units: Group Shared Services and Group Functions. Our (Strategic) Business Units are present in all countries and territories in which we operate with the largest presence in our home markets.

     ABN AMRO Holding N.V. is the parent company of ABN AMRO Bank N.V. Holding's main purpose is to own the Bank and its subsidiaries. All of the Securities issued by the Bank hereunder are fully and unconditionally guaranteed by Holding.

WHO WILL DETERMINE THE AVERAGE BASKET VALUE OF THE UNDERLYING BASKET AND SUPPLEMENTAL REDEMPTION AMOUNT?

   We have appointed ABN AMRO Incorporated, which we refer to as AAI, to act as calculation agent for JPMorgan Chase Bank, the trustee for the Securities. As calculation agent, AAI will determine the average basket value of the Underlying Basket and the supplemental redemption amount. In calculating the average basket value of the Underlying Basket, the calculation agent may be required to adjust the Basket Stock Ratio for one or more of the basket stocks, which we describe in the section called "Description of Securities--Adjustments Events".

WHO INVESTS IN THE SECURITIES?

   The Securities are not suitable for all investors. The Securities might be considered by investors who:

o are willing to risk receiving no return on their initial investment in exchange for the opportunity to benefit from the average appreciation, if any, in the value of the Underlying Basket over the life of the Securities;

o     do not require an interest income stream;

o prefer an investment that returns the principal amount at maturity notwithstanding the actual appreciation or depreciation of the Underlying Basket or the individual basket stocks; and

o     are willing to hold the Securities until maturity.

   You should carefully consider whether the Securities are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

WHAT ARE SOME OF THE RISKS IN OWNING THE SECURITIES?

   Investing in the Securities involves a number of risks. We have described the most significant risks relating to the Securities under the heading "Risk Factors" in this Pricing Supplement which you should read before making an investment in the Securities.

   Some selected risk considerations include:

o MARKET RISK. If the average basket value of the Underlying Basket is either equal to or below the initial basket value, you will be entitled to receive only the principal amount of $1,000 per Security at maturity. In such a case, you will receive no return on your investment and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.

o AVERAGING METHOD RISK. Because we determine the supplemental redemption amount based on the arithmetic average of the quarterly basket values of the Underlying Basket on specified averaging dates over the term of the Securities, the return on the Securities at maturity will not equal the actual aggregate return on the basket stocks over the same period, which return may be higher, perhaps significantly, than the return payable on the Securities.

o CREDIT RISK. Because you are purchasing a security from us, you are assuming our credit risk. In addition, because the Securities are fully and unconditionally guaranteed by Holding, you are assuming the credit risk of Holding in the event that we fail to make any payment required by the terms of the Securities.

o PRINCIPAL AND LIQUIDITY RISK. The Securities will return the principal amount only if held to maturity. If you sell your Securities in the secondary market, if any, prior to maturity, you will receive the market price for the Securities, which may or may not include the return of your full principal amount. We do not intend to list the Securities on any security exchange. Accordingly, there may be little or no secondary market for the Securities, and information regarding independent market pricing for the Securities may be limited. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

WHAT IF I HAVE MORE QUESTIONS?

   You should read the "Description of Securities" in this Pricing Supplement for a detailed description of the terms of the Securities. The Securities are senior notes issued as part of our Series A medium-term note program and guaranteed by Holding. The Securities offered by the Bank will constitute the Bank's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantee of Holding will constitute Holding's unsecured and unsubordinated obligation and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations. You can find a general description of our Series A medium-term note program in the accompanying Prospectus Supplement. We also describe the basic features of this type of note in the sections of the Pricing Supplement called "Description of Notes" and "Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices."

   You may contact our principal executive offices at Gustav Mahleraan 10, 1082 PP Amsterdam, The Netherlands. Our telephone number is (31-20) 628-9393.

                                  RISK FACTORS

   The Securities are not secured and are riskier than ordinary debt. Investing in the Securities is not the equivalent of investing directly in the basket stocks comprising the Underlying Basket. This section describes the most significant risks relating to the Securities. YOU SHOULD CAREFULLY CONSIDER WHETHER THE SECURITIES ARE SUITED TO YOUR PARTICULAR CIRCUMSTANCES BEFORE YOU DECIDE TO PURCHASE THEM. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

THE SECURITIES ARE NOT ORDINARY SENIOR NOTES; THE SECURITIES MAY NOT RETURN MORE THAN YOUR INITIAL INVESTMENT

   The Securities combine features of debt and equity. The terms of the Securities differ from those of ordinary debt securities in that we will not pay interest on the Securities. In addition, if the average percentage change in the value of the Underlying Basket is equal to or less than zero, the supplemental redemption amount will be zero and you will be entitled to receive only the principal amount of $1,000 per Security at maturity. IN SUCH A CASE, YOU WILL RECEIVE NO RETURN ON YOUR INITIAL INVESTMENT IN THE SECURITIES AND YOU WILL NOT BE COMPENSATED FOR ANY LOSS IN VALUE DUE TO INFLATION AND OTHER FACTORS RELATING TO THE VALUE OF MONEY OVER TIME. We cannot predict the future performance of the Underlying Basket based on the historical performance of the basket stocks.

METHOD OF CALCULATING SUPPLEMENTAL REDEMPTION AMOUNT MAY LIMIT RETURN ON SECURITIES

   The supplemental redemption amount is primarily based on the closing prices of the basket stocks on each of the 15 averaging dates during the term of the Securities. Fluctuations in the closing prices of one or more of the basket stocks comprising the Underlying Basket could be lower on one or more of the averaging dates than on any of the days surrounding such averaging dates or any other days during the term of the Securities. Consequently, even if the basket stocks comprising the Underlying Basket generally appreciated in value over the term of the Securities, these lower closing prices of the basket stocks on one or more of the specific averaging dates would be used to calculate the supplemental redemption amount and this could limit your return on the Securities. This means that the supplemental redemption amount, if any, could be less than the return payable on a $1,000 investment in the basket stocks comprising the Underlying Basket during the term of the Securities, which difference may be significant. Please also refer also to the risk factor below entitled "Investment in the Securities is Not the Same as a Direct Investment in the Stocks that Comprise the Underlying Basket."

INVESTMENT IN THE SECURITIES IS NOT THE SAME AS A DIRECT INVESTMENT IN THE BASKET STOCKS THAT COMPRISE THE UNDERLYING BASKET

   An investment in the Securities is not the same as a direct investment in the basket stocks (or any other securities) that comprise the Underlying Basket. This is due in part to the fact that the calculation agent does not adjust the valuations of the Underlying Basket, and therefore the calculation of the supplemental redemption amount, for the payment of cash dividends on the basket stocks (or any other securities) that comprise the Underlying Basket. In addition, the return on your Securities could be less than if you had invested directly in the basket stocks (or any other securities) comprising the Underlying Basket because the supplemental redemption amount does not account for the return associated with the reinvestment of dividends that you would have received if you had invested directly in the basket stocks (or any other securities) comprising the Underlying Basket. You will not receive any payment of dividends on any of the basket stocks (or any other securities).

   In addition, price movements in the basket stocks may not correlate with each other. At a time when the value of one or more of the basket stocks increases, the value of one or more of the other basket stocks may not increase as much or may even decline in value. Therefore, in calculating the average basket value of the Underlying Basket on a given averaging date, increases in the value of one or more of the basket stocks may be moderated, or be wholly offset, by lesser increases or declines in the value of one or more of the other basket stocks. See "Public Information Regarding the Basket Stocks - Graph of Historical Prices".

THE BASKET STOCKS MAY NOT BE REPRESENTATIVE OF THE FINANCIAL SERVICES INDUSTRY

   The performance of the Underlying Basket may not correlate with the performance of the entire industry. The Underlying Basket may decline in value even if the industry as a whole rises in value.

INVESTING IN ONE INDUSTRY IS RISKIER THAN DIVERSIFYING YOUR INVESTMENT ACROSS A BROAD RANGE OF INDUSTRIES

   The performance of the Securities is dependent upon the performance of ten issuers in the financial services industry. Consequently, the value of the Securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in issuers from a broad range of industries.

THE FINANCIAL SERVICES INDUSTRY IS EXPOSED TO RISKS

   Many factors may affect the financial services industry in which all ten issuers operate, including:

o global economic, social and political conditions, local and foreign government actions impacting interest rates;

o regulatory and legal developments affecting the financial services industry, and the costs associated with complying with such developments;

o the speculative nature of trading activities undertaken by banks and other financial services companies; and

o global economic, social and political conditions, local and foreign government actions and associated events affecting business activities in a country and a borrower's ability and/or willingness to repay external debt obligations.

MARKET PRICE OF THE SECURITIES INFLUENCED BY MANY UNPREDICTABLE FACTORS

   The value of the Securities may move up and down between the date you purchase them and the maturity date. Several factors, most of which are beyond our control, will influence the value of the Securities, including:

o the relative performance of each of the basket stocks and the resulting value of the Underlying Basket, which can fluctuate significantly and will be determined on each averaging date for purposes of determining the supplemental redemption amount;

o     interest and yield rates in the market;

o the volatility (frequency and magnitude of changes in value) of each of the basket stocks and the Underlying Basket;

o economic, financial, political, regulatory, judicial or other events that affect the basket stocks underlying the Underlying Basket or stock markets generally, and which may affect the value of the Underlying Basket;

o fluctuations in the currency exchange rates between the U.S. dollar, in which any ADRs comprising the Underlying Basket are quoted and traded, and the currency or currencies in which the ordinary shares underlying such ADRs are quoted and traded on their local stock exchanges;

o the time remaining (and the number of averaging dates remaining) until the maturity of the Securities;

o the dividend rate on the basket stocks that comprise the Underlying Basket. While dividend payments, if any, on the basket stocks that comprise the Underlying Basket, are not paid to holders of the Securities, such payments may have an influence on the market price of such stocks and therefore on the Securities; and

o the creditworthiness of the Bank as issuer of the Securities and Holding as the guarantor of the Bank's obligations under the Securities. Any person who purchases the Securities is relying upon the creditworthiness of the Bank and Holding and has no rights against any other person. The Securities constitute the general, unsecured and unsubordinated contractual obligations of the Bank and Holding.

   Some or all of these factors will influence the price that you will receive if you sell your Securities prior to maturity in the secondary market, if any. If you sell your Securities prior to maturity, the price at which you are able to sell your Securities may be at a discount, which could be substantial, from the principal amount. For example, there may be a discount on the Securities if at the time of sale the Underlying Basket is valued at or below the initial basket value or if market interest rates rise. Even if there is an appreciation in the value of the Underlying Basket from the initial basket value, there may be a discount on the Securities based on the value of the Underlying Basket on each averaging date prior to sale and the time remaining to the maturity of the Securities. THUS, IF YOU SELL YOUR SECURITY BEFORE MATURITY, YOU MAY NOT RECEIVE BACK YOUR ENTIRE PRINCIPAL AMOUNT.

   Some or all of these factors will influence the return, if any, that you receive upon maturity of the Securities. You cannot predict the future performance of the Securities, the Underlying Basket, or the basket stocks that comprise the Underlying Basket based on the historical performance of such basket stocks. NONE OF THE BANK, HOLDING OR ANY OF THEIR AFFILIATES CAN GUARANTEE THAT THE AVERAGE BASKET VALUE OF THE UNDERLYING BASKET WILL INCREASE SO THAT YOU WILL RECEIVE AT MATURITY AN AMOUNT IN EXCESS OF THE PRINCIPAL AMOUNT PER SECURITY.

THE INCLUSION OF COMMISSIONS AND COST OF HEDGING IN THE ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

   Assuming no change in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Securities, as well as the cost of hedging our obligations under the Securities. In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

THE SECURITIES ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK

   One or more of the basket stocks comprising the Underlying Basket are evidenced by American Depository Receipts (or ADRs) representing the ordinary shares of a foreign issuer. These ADRs, which are quoted and traded in U.S. dollars, may trade at different prices from the ordinary shares underlying such ADRs, which are quoted and traded in their local currency. Fluctuations in the exchange rate between the local currency of the ordinary shares and the U.S. dollar may affect the U.S. dollar equivalent of the local currency price of the ordinary shares on the foreign stock exchange(s) where such ordinary shares trade and, as a result, may affect the market price of the ADRs and consequently the value of the Underlying Basket and the market value of the Securities. In addition, in the event that the ADR facility for any of the ADRs included the Underlying Basket is cancelled during the life of the Securities, the payment you will receive at maturity will be based, in part, on the closing price of the ordinary shares underlying such ADRs on one or more of the averaging dates following such cancellation, converted from the local currency of such ordinary shares into U.S. dollars at the bid spot rate for the local currency prevailing on such averaging dates. Accordingly, in this case, the currency exchange rate then in effect will have a direct impact on the market value of your Securities.

   Currency exchange rates between the U.S. dollar and various European and other foreign currencies have been subject to declines and fluctuations in the past, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in any exchange rate between the U.S. dollar and any other currency are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the Securities. The exchange rate between any pair of currencies is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the countries of such currencies, including economic and political developments in other countries or regions.
                                     PS-10

WE DO NOT INTEND TO LIST THE SECURITIES ON ANY SECURITIES EXCHANGE; SECONDARY TRADING MAY BE LIMITED

   You should be willing to hold your Securities until the maturity date. We do not intend to list the Securities on any securities exchange; accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be limited. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Upon completion of the offering, our affiliates have informed us that they intend to purchase and sell the Securities from time to time in off-exchange transactions, but they are not required to do so. If our affiliates do make such a market in the Securities, they may stop doing so at any time. In addition, to the extent the total principal amount of the Securities being offered is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion for its own investment. Such affiliate or affiliates intend to hold the Securities for investment for at least 30 days, which may affect the supply of Securities available for secondary trading and therefore adversely effect the price of the Securities in any secondary trading.

TAX TREATMENT

   You should also consider the tax consequences of investing in the Securities. The Securities are best suited for accounts (including non-U.S. accounts) not subject to U.S. federal income taxes. IF YOU ARE A U.S. INVESTOR SUBJECT TO U.S. TAXATION, REGARDLESS OF THE FINAL RETURN ON THE SECURITIES, YOU WILL BE SUBJECT TO ANNUAL INCOME TAX BASED ON THE COMPARABLE YIELD OF THE SECURITIES OF % COMPOUNDED SEMI-ANNUALLY, AS DETERMINED BY US, EVEN THOUGH YOU RECEIVE NO PAYMENT ON THE SECURITIES UNTIL MATURITY. In addition, any gain recognized by a U.S. taxable investors on the sale, exchange or retirement of the Securities will generally be treated as ordinary income. Please read carefully the section below entitled "Taxation--United States Federal Income Taxation." You should consult your tax advisor regarding the tax treatment of the Securities in light of your particular situation.

NO AFFILIATION WITH ISSUERS OF THE BASKET STOCKS

   We are not affiliated with any of the issuers of the basket stocks comprising the Underlying Basket and the issuers of such basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks. The issuers of the basket stocks comprising the Underlying Index have no obligation to consider your interests as an investor in the Securities in taking any corporate actions that might affect the value of your Securities. None of the money you pay for the Securities will go to the issuers of the basket stocks.

WE MAY ENGAGE IN BUSINESS WITH OR INVOLVING ONE OR MORE OF THE ISSUERS OF THE BASKET STOCKS WITHOUT REGARD TO YOUR INTERESTS

    We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks comprising the Underlying Basket without regard to your interests, including extending loans to, or making equity investments in, providing investment advisory services to, one or more of such issuers or their affiliates or subsidiaries. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. None of us, Holding or any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The Underlying Basket was compiled independently of any research recommendations and may not be consistent with such recommendations.

HEDGING AND TRADING ACTIVITIES BY US OR OUR AFFILIATES COULD AFFECT PRICES OF SECURITIES

   We and our affiliates may carry out activities that minimize our risks related to the Securities. In particular, on or prior to the date of this Pricing Supplement, we, through our affiliates, hedged our anticipated exposure in connection with the Securities by taking positions in the basket stocks (or options or futures contracts on such stocks) that comprise the Underlying Basket or in other instruments (including, without limitation, ordinary shares underlying any basket stocks that are evidenced by ADRs) that we deemed appropriate in connection with such hedging. Such hedging is carried out in a manner designed to minimize any impact on the value of the Underlying Basket. Our trading activities, however, could potentially have altered the market price of one or more basket stocks comprising the Underlying Basket and therefore affected the calculation of the supplemental redemption amount.

We or our affiliates are likely to modify our hedge position throughout the term of the Securities by purchasing and selling the basket stocks (or options or futures contracts on such stocks) that comprise the Underlying Basket, or other instruments that we deem appropriate. Although we have no reason to believe that our hedging activity or other trading activities which we, or any or our affiliates, engage in or may engage in have had or will have a material impact on the value of the Underlying Basket, we cannot give any assurance that we have not or will not affect such value as a result of our hedging or trading activities. It is also possible that we or any of our affiliates could receive substantial returns from these hedging activities while the value of the Securities may decline.

   We or any of our affiliates may also engage in trading the basket stocks or ordinary shares underlying any basket stocks that are evidenced by ADRs (or options or futures contracts on the such stocks) that comprise the Underlying Basket on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions. Any of these activities could adversely affect the value of the Underlying Basket and, therefore, the value of the Securities.

   We or any of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Underlying Basket or any of the basket stocks that comprise the Underlying Basket. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the Securities.

NO SECURITY INTEREST OR SHAREHOLDER RIGHTS IN THE BASKET STOCKS THAT COMPRISE THE UNDERLYING BASKET HELD BY US

   Neither we nor, Holding or any of our affiliates will pledge or otherwise hold the basket stocks that comprise the Underlying Basket, or any other asset (including, without limitation, ordinary shares underlying any basket stocks that are evidenced by ADRs) for the benefit of holders of the Securities under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or Holding, as the case may be, any of such assets will be subject to the claims of our creditors or Holding's creditors generally and will not be available specifically for the benefit of the holders of the Securities. In addition, as an investor in the Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket stocks that comprise the Underlying Basket.

   Moreover, the indenture governing the Securities does not contain any restriction on our ability or the ability of any of our affiliates to buy, sell, pledge or otherwise convey all or any portion of basket stocks (or options or futures contracts on the such stocks) that comprise the Underlying Basket or other instruments that we deemed appropriate.

INFORMATION REGARDING BASKET STOCKS

   Neither we nor, Holding or any of our affiliates assume any responsibility for the adequacy of the information about any of the basket stocks contained in this Pricing Supplement or in any of the publicly available filings of the issuers of the basket stocks. As an investor in the Securities, you should make your own investigation into the issuers of the basket stocks. ABN AMRO BANK N.V. AND ITS AFFILIATES HAVE NO AFFILIATION WITH ISSUERS OF THE BASKET STOCKS, AND ARE NOT RESPONSIBLE FOR SUCH ISSUERS' PUBLIC DISCLOSURE OF INFORMATION, WHETHER CONTAINED IN SEC FILINGS OR OTHERWISE. We do not have any material non-public information about the issuers of the basket stocks as of the date of this Pricing Supplement although we or our subsidiaries may currently or from time to time engage in business with such issuers, including extending loans to, or making equity investments in, or providing investment advisory services to, issuers of the basket stocks, including merger and acquisition advisory services.

POTENTIAL CONFLICTS OF INTEREST BETWEEN SECURITY HOLDERS AND THE CALCULATION
AGENT

   Our affiliate, AAI, as calculation agent, will calculate the payment due to you upon maturity of the Securities. AAI and our other affiliates may carry out hedging activities related to the Securities, including trading in the basket stocks (or options or futures contracts on the such stocks) that comprise the Underlying Basket or other instruments that it or they deem appropriate in connection with such hedging. AAI and some of our other affiliates also trade basket stocks (and options and futures on such stocks) that comprise the Underlying Basket on a regular basis as part of their general broker dealer and other businesses.Any of these activities could potentially affect the value of the

Underlying Basket and, consequently, the payout on the Securities at maturity. As such, potential conflicts of interest may exist between AAI or its affiliates and you as an investor in the Securities.

HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES

   Certain of our affiliates have agreed to purchase for investment a portion of the Securities that has not been purchased by investors in this offering, which amount shall not exceed approximately 10% of the total aggregate principal amount of the Securities, and to hold such Securities for a period of at least 30 days. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

   In addition, if a substantial portion of the Securities held by our affiliates were to be sold in the secondary market following this offering, the market price of the Securities may be adversely affected. The negative effect of such sales on the value of the Securities could be more pronounced if secondary trading in the Securities is limited or illiquid.

                 HYPOTHETICAL RETURN ANALYSIS OF THE SECURITIES
                                   AT MATURITY

   The following table and examples illustrate potential return scenarios on a Security that is held to maturity by an investor who purchases the Securities on the original issue date. These examples are based on various assumptions, including hypothetical average basket values of the Underlying Basket, set forth below. WE CANNOT, HOWEVER, PREDICT THE VALUE OF THE UNDERLYING BASKET ON ANY AVERAGING DATE OR AT ANY OTHER TIME IN THE FUTURE. THEREFORE, THE TABLE AND EXAMPLES SET FORTH BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE RETURNS SET FORTH MAY NOT BE THE ACTUAL RETURNS APPLICABLE TO A HOLDER OF THE SECURITIES. MOREOVER, THE UNDERLYING BASKET MAY NOT APPRECIATE OR DEPRECIATE OVER THE TERM OF THE SECURITIES IN ACCORDANCE WITH ANY OF THE HYPOTHETICAL EXAMPLES BELOW, AND THE SIZE AND FREQUENCY OF ANY FLUCTUATIONS IN THE VALUE OF THE UNDERLYING BASKET OVER THE TERM OF THE SECURITIES, WHICH WE REFER TO AS THE VOLATILITY OF THE UNDERLYING BASKET, MAY BE SIGNIFICANTLY DIFFERENT THAN THE VOLATILITY IMPLIED BY ANY OF THESE EXAMPLES.

ASSUMPTIONS:
------------
Initial Basket Value:            $1,000
Term of the Securities:          3 years and 9 months
Number of Averaging Dates:       15
Principal Amount per Security:   $1,000


HYPOTHETICAL AVERAGE   AVERAGE PERCENTAGE  SUPPLEMENTAL     TOTAL RETURN ON EACH
 BASKET VALUE OF THE     CHANGE IN THE      REDEMPTION        SECURITY(F)
UNDERLYING BASKET(A)       UNDERLYING       AMOUNT($)(C)    ($)(D)       (%)(E)
                          BASKET(%)(B)
--------------------- ------------------- ---------------  ---------------------
      3,500.00              250.00%          $2,500.00     $2,500.00    250.00%
      3,250.00              225.00%          $2,250.00     $2,250.00    225.00%
      3,000.00              200.00%          $2,000.00     $2,000.00    200.00%
      2,750.00              175.00%          $1,750.00     $1,750.00    175.00%
      2,500.00              150.00%          $1,500.00     $1,500.00    150.00%
      2,250.00              125.00%          $1,250.00     $1,250.00    125.00%
      2,000.00              100.00%          $1,000.00     $1,000.00    100.00%
                                                           $
      1,750.00               75.00%           $ 750.00       750.00      75.00%
                                                           $
      1,500.00               50.00%           $ 500.00       500.00      50.00%
                                                           $
      1,250.00               25.00%           $ 250.00       250.00      25.00%
                                                           $
      1,200.00               20.00%           $ 200.00       200.00      20.00%
                                                           $
      1,150.00               15.00%           $ 150.00       150.00      15.00%
                                                           $
      1,050.00                5.00%           $ 50.00        50.00        5.00%
                                                           $
      1,025.00                2.50%           $ 25.00        25.00        2.50%
                                                           $
      1,010.00                1.00%           $ 10.00        10.00        1.00%
                                                           $
      1,000.00                0.00%            $ 0.00         0.00        0.00%
                                                           $
         900.00             -10.00%            $ 0.00         0.00        0.00%
                                                           $
         800.00             -20.00%            $ 0.00         0.00        0.00%
                                                           $
         700.00             -30.00%            $ 0.00         0.00        0.00%
                                                           $
         600.00             -40.00%            $ 0.00         0.00        0.00%
                                                           $
         500.00             -50.00%            $ 0.00         0.00        0.00%
                                                           $
         400.00             -60.00%            $ 0.00         0.00        0.00%
                                                           $
         300.00             -70.00%            $ 0.00         0.00        0.00%
                                                           $
         200.00             -80.00%            $ 0.00         0.00        0.00%

----------
(a) Average basket value is determined by (i) calculating the sum of hypothetical quarterly basket values of the Underlying Basket on each averaging date, and (ii) dividing the amount determined in clause (i) by 15, the total number of averaging dates over the term of the Securities. Examples illustrating the calculation of hypothetical average basket values based on specified hypothetical quarterly basket values are set out in the following pages.

(b)  Calculated as:

             (Hypothetical Average Basket Value - Initial Basket Value)
             ----------------------------------------------------------
                              Initial Basket Value

(c)  Calculated as:

            $1,000 x (Hypothetical Average Basket Value - Initial Basket Value)
                     ----------------------------------------------------------
                                     Initial Basket Value

     However, if the average percentage change in the Underlying Basket is equal to or less than zero, the supplemental redemption amount will deemed to be zero, and you will receive only the principal amount per Security at maturity.

(d) At maturity you will receive, for each $1,000 principal amount of Securities, a cash payment equal to the principal amount of $1,000 plus the supplemental redemption amount (if any).

(e)  Represents the percentage total return on each Security.

(f) The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax adviser regarding whether owning the Securities is appropriate for your tax situation. See the sections titled "Risk Factors" and "Taxation" in this Pricing Supplement.


                          [ADDITIONAL EXAMPLES FOLLOW]

      The following examples illustrate how the average basket value and the supplemental redemption amount are calculated based on the assumptions and the various hypothetical quarterly basket values of the Underlying Basket set forth below. These examples show that the method of calculating the average basket value of the Underlying Basket may have a significant impact on the return per Security given the fluctuations of the Underlying Basket during the term of the Securities. YOUR TOTAL RETURN ON THE SECURITIES MAY BE SIGNIFICANTLY LOWER THAN THE RETURN THAT WOULD BE PAYABLE ON A DIRECT INVESTMENT IN THE BASKET STOCKS COMPRISING THE UNDERLYING BASKET BECAUSE OF THE METHOD USED TO CALCULATE THE SUPPLEMENTAL REDEMPTION AMOUNT. PLEASE REFER TO THE RISK FACTORS ENTITLED "METHOD OF CALCULATING SUPPLEMENT REDEMPTION AMOUNT MAY LIMIT RETURN ON THE SECURITIES" AND "INVESTMENT IN THE SECURITIES IS NOT THE SAME AS A DIRECT INVESTMENT IN THE BASKET STOCKS COMPRISING THE UNDERLYING BASKET".


ASSUMPTIONS:
Initial Basket Value:            $1,000
Term of the Securities:          3 years and  9 months
Number of Averaging Dates:       15
Principal Amount per Security:   $1,000

EXAMPLE NO. 1 (NOTES APPEAR ON PS-17):

------------------------------------------------
                              HYPOTHETICAL
                            QUARTERLY BASKET
                             VALUES OF THE
                           UNDERLYING BASKET
     AVERAGING DATE      ON AVERAGING DATES(A)
------------------------------------------------
    October 15, 2005           $1,001.50
------------------------------------------------
    January 15, 2006           $1,201.80
------------------------------------------------
     April 15, 2006            $1,237.85
------------------------------------------------
     July 15, 2006             $1,324.50
------------------------------------------------
    October 15, 2006            $ 993.38
------------------------------------------------
    January 15, 2007            $ 903.98
------------------------------------------------
     April 15, 2007            $1,102.86
------------------------------------------------
     July 15, 2007             $1,323.43
------------------------------------------------
    October 15, 2007           $1,720.46
------------------------------------------------
    January 15, 2008           $1,548.41
------------------------------------------------
     April 15, 2008            $1,355.16
------------------------------------------------
     July 15, 2008             $1,490.68
------------------------------------------------
    October 15, 2008           $1,565.21
------------------------------------------------
    January 15, 2009           $1,643.47
------------------------------------------------
     April 15, 2009            $1,725.64
------------------------------------------------

HYPOTHETICAL         (($1,001.50 + $1,201.80 + $1,237.85 + $1,324.50 + $993.38 +
AVERAGE BASKET       $903.98 + $1,102.86 + $1,323.43 + $1,720.46 + $1,548.41 +
VALUE:               $1,355.16 + $1,490.68 + $1,565.21 + $1,643.47 + $1,725.64)
                     / 15) = $1,342.56
HYPOTHETICAL
SUPPLEMENTAL
REDEMPTION AMOUNT:
                    $1,000 x (($1,342.56 - $1,000) / $1,000) = $342.56 (+34.26%)

   In this example, the hypothetical supplemental redemption amount equals $342.56, which is greater than zero. Accordingly, the payment at maturity would be $1,342.56 per Security, or the principal amount of $1,000 plus the supplement redemption amount of $342.56. This represents a total return, exclusive of any tax consequences, of 34.26% on your initial investment over the life of the Securities.

EXAMPLE NO. 2 (NOTES APPEAR ON PS-17):

------------------------------------------------
                              HYPOTHETICAL
                            QUARTERLY BASKET
                             VALUES OF THE
                           UNDERLYING BASKET
     AVERAGING DATE      ON AVERAGING DATES(A)
------------------------------------------------
    October 15, 2005            $ 996.50
------------------------------------------------
    January 15, 2006           $1,195.80
------------------------------------------------
     April 15, 2006            $1,076.22
------------------------------------------------
     July 15, 2006             $1,022.41
------------------------------------------------
    October 15, 2006            $ 766.81
------------------------------------------------
    January 15, 2007            $ 697.80
------------------------------------------------
     April 15, 2007             $ 767.58
------------------------------------------------
     July 15, 2007              $ 921.10
------------------------------------------------
    October 15, 2007            $ 875.05
------------------------------------------------
    January 15, 2008            $ 787.55
------------------------------------------------
     April 15, 2008             $ 689.26
------------------------------------------------
     July 15, 2008              $ 758.19
------------------------------------------------
    October 15, 2008            $ 796.10
------------------------------------------------
    January 15, 2009            $ 756.30
------------------------------------------------
     April 15, 2009             $ 718.49
------------------------------------------------

HYPOTHETICAL         (($996.50 + $1,195.80 + $1,076.22 + $1,022.41 + $766.81 +
AVERAGE BASKET       $697.80 + $767.58 + $921.10 + $875.05 + $787.55 + $689.26 +
VALUE:               $758.19 + $796.10 + $756.30 + $718.49) / 15) = $855.01

HYPOTHETICAL
SUPPLEMENTAL
REDEMPTION AMOUNT:
                     $1,000 x (($855.01 - $1,000) / $1,000) = -$144.99 (-14.5%)

   In this example, the hypothetical supplemental redemption amount equals -$144.99, which is less than zero. As a result, at maturity, you would receive only the principal amount of $1,000 per Security. In this case, you would receive no return on your initial investment in the Securities and, consequently, you would not be compensated for any loss in value due to inflation or other factors relating to the value of money over time.

----------

   (a) Each quarterly basket value is determined by (i) multiplying the closing price per share of each basket stock on such averaging date times the basket stock ratio for such basket stock, and (ii) adding together all such amounts for each of the ten basket stocks. The basket stock ratio for each basket stock is in turn is determined by (i) dividing $1,000 by 10, the total number of basket stocks in the Underlying Basket, which yields $100, and (ii) dividing $100 by the closing price per share of such basket stock on July , 2005, the date we priced the Securities. The basket stock ratio for each basket stock is set forth under "Description of Securities--Underlying Basket" and is subject to adjustment as described "Description of Securities--Adjustment Events".

                     INCORPORATION OF DOCUMENTS BY REFERENCE

   Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy these documents at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-732-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports and other information regarding Holding that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information Holding has filed with the Commission by reference to file number 1-14624.

   This Pricing Supplement is part of a registration statement that we and Holding filed with the Commission. This Pricing Supplement omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

   The Commission allows us to incorporate by reference much of the information that we and Holding file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this Pricing Supplement is considered to be part of this Pricing Supplement. Because we and Holding are incorporating by reference future filings with the Commission, this Pricing Supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Pricing Supplement. This means that you must look at all of the Commission filings that we and Holding incorporate by reference to determine if any of the statements in this Pricing Supplement or in any document previously incorporated by reference have been modified or superseded. This Pricing Supplement incorporates by reference the documents listed below, all subsequent Annual Reports on Form 20-F filed by Holding, and any future filings that we or Holding make with the Commission (including any Form 6-K's that we or Holding subsequently file with the Commission) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are identified in such filing as being specifically incorporated by reference into Registration Statement No. 333-89136, of which this Pricing Supplement is a part, until we and Holding complete our offering of the Securities to be issued hereunder or, if later, the date on which any of our affiliates cease offering and selling these Securities:

(a) the Annual Report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2004, filed on March 29, 2005; and

(b) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on March 30, 2005, containing (1) a press release entitled "ABN AMRO merges mortgage activities with Bouwfonds mortgage franchise", dated March 22, 2005,
(2) a press release entitled "ABN AMRO reports 2004 IFRS results based on full implementation of IFRS: Net profit under IFRS 4.9% lower than under Dutch GAAP", dated March 30, 2005, and (3) a press release entitled "ABN AMRO to offer EUR 25 per share in cash for Banca Antonveneta", dated March 30, 2005; and

(c) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on April 15, 2005, containing (1) a press release entitled "ABN AMRO receives approval from CONSOB for its cash offer for Banca Antonveneta", dated April 14, 2005, (2) a press release entitled "ABN AMRO announces preliminary first quarter results; net profit approximately EUR 890 mln", dated April 15, 2005;

(d) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on April 28, 2005, containing (1) a press release entitled "ABN AMRO reports first quarter 2005 results: Net operating profit up 16.1% compared with first quarter 2004", dated April 27, 2005, (2) Consolidated Ratio of Earnings to Fixed Charges Calculated under IFRS for Three Months Period Ended March 31, 2005, (3) a press release entitled "BNP Paribas Private Bank to acquire Nachenius, Tjeenk & Co. N.V. from ABN AMRO", dated April 19, 2005, and (4) a press release entitled "ABN AMRO: Bank of Italy approves increase stake in Banca Antonveneta to 20%", dated April 19, 2005; and

     (e) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on June 13, 2005, containing (1) a press release entitled "ABN AMRO General Meeting of Shareholders 2004: dividend and appointment members Supervisory Board", dated April 28, 2005, (2) a press release entitled "European Commission approves ABN AMRO planned offer for Banca Antonveneta", dated April 28, 2005, (3) a press release entitled "ABN AMRO: Bank of Italy approves offer for Banca Antonveneta", dated May 6, 2005, (4) a press release entitled "ABN AMRO opens acceptance period for offer for Banca Antonveneta on Thursday 19 May", dated May 16, 2005, (5) a press release entitled "Final dividend 2004 ABN AMRO Holding N.V.", dated May 19, 2005, and (6) a press release entitled "ABN AMRO increases cash offer for Banca Antonveneta to EUR 26.50, extends offer period", dated June 10, 2005.

   You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor RelationsDepartment, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628
3842).


                 PUBLIC INFORMATION REGARDING THE BASKET STOCKS

   All the issuers of basket stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Office located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-732-0330. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by the issuers of the Basket Stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below. In addition, information regarding the issuers of the Basket Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

   According to publicly available documents, Bank of America Corporation is a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. Its Commission file number is 1-06523.

   According to publicly available documents, BB&T Corporation is a bank holding company and a financial holding company providing a variety of banking and financial services. Its Commission file number is 1-10853.

   According to publicly available documents, Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts doing business in more than 100 countries. Its Commission file number is 1-09924.

   According to publicly available documents, HSBC Holdings plc is a banking and financial services organization that provides a comprehensive range of financial services to personal, commercial, corporate, institutional, investment and private banking clients. Its Commission file number is 1-14930.

   According to publicly available documents, KeyCorp is a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended. Its subsidiaries provide a range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients. Its Commission file number is 1-00850.

   According to publicly available documents, SunTrust Banks, Inc. is a financial holding company that, through its banking subsidiaries, provides deposit, credit, trust and investment services. Additional subsidiaries provide mortgage banking, insurance, asset management, brokerage and capital markets services. Its Commission file number is 1-08918.

   According to publicly available documents, U.S. Bancorp is a financial holding company which provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions. Its Commission file number is 0-036104.

   According to publicly available documents, Wachovia Corporation is registered as a financial holding company and a bank holding company under the Bank Holding Act of 1956, as amended. The company provides a wide range of commercial and retail banking and trust services. Its Commission file number is 1-10000.

   According to publicly available documents, Washington Mutual, Inc. is a retailer of financial services to consumers and small businesses. Its Commission file number is 1-14667.

   According to publicly available documents, Wells Fargo & Company is a diversified financial services company and registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended. Its Commission file number is 1-02979.

   THIS PRICING SUPPLEMENT RELATES ONLY TO THE SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE BASKET STOCKS COMPRISING THE UNDERLYING BASKET OR OTHER SECURITIES OF THE ISSUERS OF THE BASKET STOCKS. WE HAVE DERIVED ALL DISCLOSURES CONTAINED IN THIS PRICING SUPPLEMENT REGARDING ISSUERS OF THE BASKET STOCKS FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. NEITHER WE NOR, HOLDING OR THE AGENTS HAVE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE ISSUERS OF THE BASKET STOCKS IN CONNECTION WITH THE OFFERING OF THE SECURITIES. NEITHER WE NOR HOLDING NOR THE AGENTS MAKE ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING ISSUERS OF THE BASKET STOCKS ARE ACCURATE OR COMPLETE. FURTHERMORE, NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICES OF THE BASKET STOCKS COMPRISING THE UNDERLYING BASKET (AND THEREFORE THE SUPPLEMENTAL REDEMPTION AMOUNT) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING ISSUERS OF THE BASKET STOCKS COULD AFFECT THE SUPPLEMENTAL REDEMPTION AMOUNT, IF ANY, YOU WILL RECEIVE WITH RESPECT TO THE SECURITIES AND THEREFORE THE TRADING PRICES OF THE SECURITIES. NEITHER WE NOR, HOLDING OR ANY OF OUR AFFILIATES HAVE ANY OBLIGATION TO DISCLOSE ANY INFORMATION ABOUT THE ISSUERS OF THE BASKET STOCKS AFTER THE DATE OF THIS PRICING SUPPLEMENT.

   NEITHER WE NOR, HOLDING OR ANY OF OUR AFFILIATES MAKES ANY REPRESENTATION TO YOU AS TO THE PERFORMANCE OF ANY OF THE BASKET STOCKS OR THE UNDERLYING BASKET.

   We and/or our affiliates may presently or from time to time engage in business with the issuers of the basket stocks comprising the Underlying Basket, including extending loans to, or making equity investments in, or providing advisory services to, the issuers of the basket stocks, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the basket stocks, and, in addition, one or more of our affiliates may publish research reports with respect to the issuers of the basket stocks. The statement in the preceding sentence is not intended to affect the rights of holders of the Securities under the securities laws. AS A PROSPECTIVE PURCHASER OF A SECURITY, YOU SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF THE ISSUERS OF THE BASKET STOCKS AS IN YOUR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN THE BASKET STOCKS COMPRISING THE UNDERLYING BASKET.

HISTORICAL INFORMATION

   The following tables set forth the published high and low closing prices, as well as end-of-quarter closing prices, for each basket stock for each period specified below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification. YOU SHOULD NOT TAKE THE HISTORICAL PRICES OF THE BASKET STOCKS AS AN INDICATION OF FUTURE PERFORMANCE. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THAT THE VALUE OF THE BASKET STOCKS COMPRISING THE UNDERLYING BASKET WILL INCREASE TO SUCH EXTENT THAT THE AVERAGE BASKET VALUE WILL EXCEED THE INITIAL BASKET VALUE, ENTITLING YOU TO A SUPPLEMENTAL REDEMPTION AMOUNT AT MATURITY OF THE SECURITIES.


     BANK OF AMERICA CORPORATION          HIGH           LOW        QUARTER END
---------------------------------  ----------------  ------------  -------------
(CUSIP:  060505104)
2002
First Quarter.................          $ 34.590       $ 29.425      $ 34.010
Second Quarter................          $ 38.450       $ 33.725      $ 35.180
Third Quarter.................          $ 35.970       $ 28.950      $ 31.900
Fourth Quarter................          $ 35.710       $ 27.075      $ 34.785
2003
First Quarter.................          $ 36.240       $ 32.815      $ 33.420
Second Quarter................          $ 39.945       $ 34.000      $ 39.515
Third Quarter.................          $ 41.765       $ 37.435      $ 39.020
Fourth Quarter................          $ 41.250       $ 36.425      $ 40.215
2004
First Quarter.................          $ 41.380       $ 39.150      $ 40.490
Second Quarter................          $ 42.720       $ 38.960      $ 42.310
Third Quarter.................          $ 44.980       $ 41.805      $ 43.330
Fourth Quarter................          $ 47.440       $ 43.620      $ 46.660
2005
First Quarter.................          $ 47.080       $ 43.660      $ 44.100
Second Quarter (through June 20,
   2005)......................          $ 46.710       $ 44.010      $ 46.710


          BB&T CORPORATION                HIGH           LOW        QUARTER END
---------------------------------  ----------------  ------------  -------------
(CUSIP: 054937107)
2002
First Quarter.................          $ 39.1100      $ 34.4700     $ 38.1100
Second Quarter................          $ 39.2300      $ 36.6000     $ 38.6000
Third Quarter.................          $ 38.4000      $ 32.1800     $ 35.0400
Fourth Quarter................          $ 38.2300      $ 31.2600     $ 36.9900
2003
First Quarter.................          $ 38.6300      $ 31.1500     $ 31.4300
Second Quarter................          $ 35.9000      $ 31.7500     $ 34.3000
Third Quarter.................          $ 38.1500      $ 33.7700     $ 35.9100
Fourth Quarter................          $ 39.6600      $ 36.5200     $ 38.6400
2004
First Quarter.................          $ 38.3000      $ 34.6500     $ 35.3000
Second Quarter................          $ 37.7700      $ 33.3300     $ 36.9700
Third Quarter.................          $ 40.3900      $ 36.5600     $ 39.6900
Fourth Quarter................          $ 43.2500      $ 39.0800     $ 42.3000
2005
First Quarter.................          $ 42.0500      $ 37.7600     $ 39.0800
Second Quarter (through June 20,
   2005)......................          $ 40.8900      $ 37.0800     $ 40.2200

           CITIGROUP INC.                 HIGH           LOW        QUARTER END
---------------------------------  ----------------  ------------  -------------
(CUSIP: 172967101)
2002
First Quarter.................          $ 48.3660      $ 39.2695     $ 46.0593
Second Quarter................          $ 45.9942      $ 34.4143     $ 36.0420
Third Quarter.................          $ 36.7861      $ 25.1131     $ 29.6500
Fourth Quarter................          $ 38.9700      $ 26.7300     $ 35.1900
2003
First Quarter.................          $ 37.9300      $ 31.4200     $ 34.4500
Second Quarter................          $ 45.5600      $ 35.6000     $ 42.8000
Third Quarter.................          $ 47.1700      $ 42.9200     $ 45.5100
Fourth Quarter................          $ 49.0000      $ 45.5600     $ 48.5400
2004
First Quarter.................          $ 51.9400      $ 48.1100     $ 51.7000
Second Quarter................          $ 52.2900      $ 44.8600     $ 46.5000
Third Quarter.................          $ 47.2400      $ 43.1900     $ 44.1200
Fourth Quarter................          $ 48.7500      $ 42.5600     $ 48.3100
2005
First Quarter.................          $ 49.7800      $ 44.3500     $ 44.9400
Second Quarter (through June 20,
   2005)......................          $ 47.8400      $ 44.5900     $ 47.3700



       HSBC HOLDINGS PLC (ADR)            HIGH           LOW        QUARTER END
---------------------------------  ----------------  ------------  -------------
(CUSIP: 404280406)
2002
First Quarter.................          $ 61.6200      $ 54.9400     $ 58.2800
Second Quarter................          $ 64.3900      $ 56.1000     $ 58.2000
Third Quarter.................          $ 59.5800      $ 51.4800     $ 51.4800
Fourth Quarter................          $ 59.0900      $ 50.3200     $ 54.9800
2003
First Quarter.................          $ 57.3300      $ 51.1200     $ 51.1200
Second Quarter................          $ 62.4700      $ 51.5500     $ 59.1100
Third Quarter.................          $ 67.2600      $ 58.6400     $ 66.0000
Fourth Quarter................          $ 78.8200      $ 67.9900     $ 78.8200
2004
First Quarter.................          $ 82.4900      $ 73.5000     $ 74.8000
Second Quarter................          $ 76.5200      $ 70.0000     $ 74.9100
Third Quarter.................          $ 79.8000      $ 72.6600     $ 79.8000
Fourth Quarter................          $ 87.8200      $ 79.8200     $ 85.1900
2005
First Quarter.................          $ 85.7600      $ 78.3300     $ 79.4000
Second Quarter (through June 20,
   2005)......................          $ 81.3900      $ 78.5700     $ 80.3300

               KEYCORP                    HIGH           LOW        QUARTER END
---------------------------------  ----------------  ------------  -------------
(CUSIP: 493267108)
2002
First Quarter.................          $ 27.1300      $ 23.1000     $ 26.6500
Second Quarter................          $ 29.0000      $ 26.2200     $ 27.3000
Third Quarter.................          $ 27.1800      $ 21.8600     $ 24.9700
Fourth Quarter................          $ 26.6300      $ 21.3000     $ 25.1400
2003
First Quarter.................          $ 27.0000      $ 22.5200     $ 22.5600
Second Quarter................          $ 27.1800      $ 22.9300     $ 25.2700
Third Quarter.................          $ 27.3300      $ 25.5100     $ 25.5700
Fourth Quarter................          $ 29.3200      $ 26.0700     $ 29.3200
2004
First Quarter.................          $ 32.9400      $ 28.8000     $ 30.2900
Second Quarter................          $ 32.2400      $ 28.4300     $ 29.8900
Third Quarter.................          $ 31.9400      $ 29.0900     $ 31.6000
Fourth Quarter................          $ 34.4600      $ 31.3900     $ 33.8000
2005
First Quarter.................          $ 34.0400      $ 31.4800     $ 32.4500
Second Quarter (through June 20,
   2005)......................          $ 33.6800      $ 31.5200     $ 33.4800



        SUNTRUST BANKS, INC.              HIGH           LOW        QUARTER END
---------------------------------  ----------------  ------------  -------------
(CUSIP: 867914103)
2002
First Quarter.................          $ 68.2000      $ 58.8500     $ 66.7300
Second Quarter................          $ 70.0000      $ 65.6100     $ 67.7200
Third Quarter.................          $ 68.7000      $ 58.2300     $ 61.4800
Fourth Quarter................          $ 63.2500      $ 51.7900     $ 56.9200
2003
First Quarter.................          $ 59.8500      $ 52.6500     $ 52.6500
Second Quarter................          $ 61.8500      $ 51.5600     $ 59.3400
Third Quarter.................          $ 62.6200      $ 58.8200     $ 60.3700
Fourth Quarter................          $ 71.5500      $ 61.9900     $ 71.5000
2004
First Quarter.................          $ 76.4100      $ 68.5700     $ 69.7100
Second Quarter................          $ 70.1500      $ 61.8000     $ 64.9900
Third Quarter.................          $ 70.4100      $ 63.8700     $ 70.4100
Fourth Quarter................          $ 74.3500      $ 67.5400     $ 73.4500
2005
First Quarter.................          $ 73.7900      $ 69.5400     $ 72.0700
Second Quarter (through June 20,
   2005)......................          $ 74.9200      $ 70.0200     $ 73.9200

             US BANCORP                   HIGH           LOW        QUARTER END
---------------------------------  ----------------  ------------  -------------
(CUSIP: 902973304)
2002
First Quarter.................          $ 22.6789      $ 18.8925     $ 22.2549
Second Quarter................          $ 24.1087      $ 22.0577     $ 23.0241
Third Quarter.................          $ 22.3831      $ 17.7685     $ 18.3206
Fourth Quarter................          $ 21.8901      $ 16.0232     $ 20.9238
2003
First Quarter.................          $ 22.9452      $ 18.7151     $ 18.7151
Second Quarter................          $ 24.6214      $ 19.0306     $ 24.1580
Third Quarter.................          $ 25.0356      $ 23.0734     $ 23.6551
Fourth Quarter................          $ 29.3643      $ 24.2566     $ 29.3643
2004
First Quarter.................          $ 29.3600      $ 27.2100     $ 27.6500
Second Quarter................          $ 28.5600      $ 25.1300     $ 27.5600
Third Quarter.................          $ 30.0000      $ 27.6200     $ 28.9000
Fourth Quarter................          $ 31.5200      $ 27.7500     $ 31.2700
2005
First Quarter.................          $ 31.0600      $ 28.3000     $ 28.8200
Second Quarter (through June 20,
   2005)......................          $ 29.7600      $ 27.1600     $ 29.3200



        WACHOVIA CORPORATION              HIGH           LOW        QUARTER END
---------------------------------  ----------------  ------------  -------------
(CUSIP: 929903102)
2002
First Quarter.................          $ 37.5000      $ 30.2600     $ 37.0800
Second Quarter................          $ 39.5000      $ 35.9800     $ 38.1800
Third Quarter.................          $ 37.4700      $ 30.5100     $ 32.6900
Fourth Quarter................          $ 37.4300      $ 28.7500     $ 36.4400
2003
First Quarter.................          $ 38.6900      $ 32.7200     $ 34.0700
Second Quarter................          $ 43.1500      $ 34.4700     $ 39.9600
Third Quarter.................          $ 44.7100      $ 40.6000     $ 41.1900
Fourth Quarter................          $ 46.5900      $ 42.0700     $ 46.5900
2004
First Quarter.................          $ 48.9000      $ 45.9100     $ 47.0000
Second Quarter................          $ 47.6600      $ 44.1600     $ 44.5000
Third Quarter.................          $ 47.5000      $ 43.5600     $ 46.9500
Fourth Quarter................          $ 54.5200      $ 46.8400     $ 52.8100
2005
First Quarter.................          $ 56.0100      $ 49.9100     $ 50.9100
Second Quarter (through June 20,
   2005)......................          $ 53.0700      $ 49.5200     $ 50.7900

       WASHINGTON MUTUAL, INC.            HIGH           LOW        QUARTER END
---------------------------------  ----------------  ------------  -------------
(CUSIP: 939322103)
2002
First Quarter.................          $ 35.3900      $ 31.6000     $ 33.1300
Second Quarter................          $ 39.4500      $ 33.0000     $ 37.1100
Third Quarter.................          $ 38.5000      $ 30.9800     $ 31.4700
Fourth Quarter................          $ 36.6500      $ 28.4100     $ 34.5300
2003
First Quarter.................          $ 36.6000      $ 32.9800     $ 35.2700
Second Quarter................          $ 43.9000      $ 35.6800     $ 41.3000
Third Quarter.................          $ 42.7500      $ 36.9200     $ 39.3700
Fourth Quarter................          $ 46.5500      $ 38.5700     $ 40.1200
2004
First Quarter.................          $ 45.2800      $ 39.6100     $ 42.7100
Second Quarter................          $ 44.2500      $ 38.4700     $ 38.6400
Third Quarter.................          $ 40.1900      $ 37.6300     $ 39.0800
Fourth Quarter................          $ 42.0000      $ 37.8500     $ 41.9300
2005
First Quarter.................          $ 42.5500      $ 38.9600     $ 39.5000
Second Quarter (through June 20,
   2005)......................          $ 42.7300      $ 37.7800     $ 40.9100


        WELLS FARGO & COMPANY             HIGH           LOW        QUARTER END
---------------------------------  ----------------  ------------  -------------
(CUSIP: 949746101)
2002
First Quarter.................          $ 50.5000      $ 43.0200     $ 49.4000
Second Quarter................          $ 53.2100      $ 48.3000     $ 50.0600
Third Quarter.................          $ 52.7000      $ 42.6300     $ 48.1600
Fourth Quarter................          $ 51.0200      $ 43.5300     $ 46.8700
2003
First Quarter.................          $ 48.8400      $ 44.1500     $ 44.9900
Second Quarter................          $ 52.0000      $ 46.2400     $ 50.4000
Third Quarter.................          $ 53.0300      $ 49.1300     $ 51.5000
Fourth Quarter................          $ 58.9400      $ 52.9000     $ 58.8900
2004
First Quarter.................          $ 58.6000      $ 56.2800     $ 56.6700
Second Quarter................          $ 59.1200      $ 54.7900     $ 57.2300
Third Quarter.................          $ 59.7200      $ 56.2900     $ 59.6300
Fourth Quarter................          $ 63.2500      $ 57.8500     $ 62.3100
2005
First Quarter.................          $ 62.2500      $ 58.3800     $ 59.8000
Second Quarter (through June 20,
   2005)......................          $ 61.6600      $ 58.1500     $ 61.6600

   NEITHER WE NOR HOLDING MAKE ANY REPRESENTATION AS TO THE AMOUNT OF DIVIDENDS, IF ANY, THAT THE ISSUERS OF THE BASKET STOCKS (OR ORDINARY SHARES IN THE CASE OF BASKET STOCKS EVIDENCED BY ADRS) WILL PAY IN THE FUTURE. IN ANY EVENT, AS A HOLDER OF A SECURITY, YOU WILL NOT BE ENTITLED TO RECEIVE DIVIDENDS, IF ANY, THAT MAY BE PAYABLE ON THE BASKET STOCKS (OR ORDINARY SHARES IN THE CASE OF BASKET STOCKS EVIDENCED BY ADRS) COMPRISING THE UNDERLYING BASKET.

GRAPH OF HISTORICAL PRICES

   The graph below shows the stock price movements of each basket stock, based on end of quarter closing prices per share of each basket stock, for each quarter since 2002 through the first quarter of 2005. The graph illustrates the degree of correlation between the prices of the basket stocks during such period. You should not take the historical price movements or any perceived correlation or lack of correlation as an indication of future performance, or correlation or lack thereof.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

   All data obtained from Bloomberg Financial Markets, without independent verification.

                            DESCRIPTION OF SECURITIES

   Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. The term "Security" refers to each $1,000 principal amount of our Basket SHIELDS(SM) due April 20, 2009, linked to the value a basket of the common stocks or ADRs of ten companies. Each Security is fully and unconditionally guaranteed by Holding.

Principal Amount.................       $______

Original Issue Date (Settlement Date)

Maturity Date....................       April 20, 2009

Underlying Basket................       A basket consisting of the common
                                        stocks, or American Depositary Receipts
                                        representing ordinary shares ("ADRs"),
                                        of the ten issuers set forth in the
                                        table below. The table also indicates
                                        the ticker symbol for each Basket Stock, the primary U.S. exchange on which each Basket Stock is listed, and the Initial
                                        Stock Price and Basket Stock Ratio for
                                        each Basket Stock respectively.



                                                   INITIAL STOCK    BASKET STOCK
            BASKET STOCK        TICKER                   PRICE         RATIO
            ------------        SYMBOL  EXCHANGE
    Bank of America Corp.        BAC     NYSE             $
    BB&T Corporation             BBT     NYSE             $
    Citigroup Inc.                C      NYSE             $
    HSBC Holdings plc (ADR)      HBC     NYSE             $
    KeyCorp                      KEY     NYSE             $
    SunTrust Banks,Inc.          STI     NYSE             $
    U.S. Bancorp                 USB     NYSE             $
    Wachovia Corporation          WB     NYSE             $
    Washington Mutual Inc.        WM     NYSE             $
    Wells Fargo & Company        WFC     NYSE             $





Basket Stock.....................       Initially, each of the common stocks or
                                        ADRs representing ordinary shares of the issuers set forth in "Underlying Basket" above. Following a Cancellation Event
                                        (as defined below under "Adjustment
                                        Events") for any such ADRs, the term
                                        "Basket Stock" shall mean the ordinary
                                        shares represented by such ADRs.

Specified Currency...............       U.S. Dollars

CUSIP............................       00079FLN0

Denominations....................       The Securities may be purchased in
                                        denominations of $1,000 and integral
                                        multiples thereof.

Form of Securities...............       The Securities will be represented by a
                                        single registered global security,
                                        deposited with the Depository Trust
                                        Company.

Guarantee........................       The payment obligations of ABN AMRO Bank
                                        N.V. under the Securities, when and as
                                        they shall become due and payable,
                                        whether at maturity or upon
                                        acceleration, are fully and
                                        unconditionally guaranteed by ABN AMRO
                                        Holding N.V.

Issue Price......................       100%

Payment at Maturity..............       At maturity, you will receive for each
                                        $1,000 principal amount of the
                                        Securities, an amount in cash equal to
                                        (a) $1,000 plus (b) the Supplemental
                                        Redemption Amount.

Supplemental Redemption Amount...       The Supplemental Redemption Amount per
                                        Security is an amount, calculated by the Calculation Agent, equal to the product of (a) $1,000 and (b) the Average
                                        Percentage Change.


                                        The Calculation Agent will calculate the Supplemental Redemption Amount on the final Averaging Date. The Calculation Agent will provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the amount payable at maturity on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.


                                        The Calculation Agent will round all
                                        percentages resulting from any
                                        calculation with respect to the
                                        Securities to the nearest one
                                        hundred-thousandth of a percentage
                                        point, with five one-millionths of a
                                        percentage point rounded upwards (e.g.,
                                        9.876545% (or .09876545) would be
                                        rounded to 9.87655% (or .0987655)). All
                                        dollar amounts resulting from such
                                        calculation will be rounded to the
                                        nearest cent with one-half cent being
                                        rounded upwards.

Average Percentage Change........       The Average Percentage Change is a
                                        fraction, described by the following
                                        formula:

                                           (Average Basket  - Initial Basket
                                                 Value             Value)
                                           ----------------------------------
                                                 Initial Basket Value

Initial Basket Value.............       $1,000, or the principal amount per
                                        Security.

Average Basket Value.............       The Average Basket Value is the
                                        arithmetic average of the Quarterly
                                        Basket Values of the Underlying Basket
                                        on each of the Averaging Dates,
                                        determined by adding the Quarterly
                                        Basket Value on each of the Averaging
                                        Dates and dividing that amount by 15,
                                        which is the total number of Averaging
                                        Dates over the term of the Securities.

Quarterly Basket Value...........       On any Averaging Date, the Quarterly
                                        Basket Value of the Underlying Basket
                                        will be equal to the sum of the products of (i) the Closing Price of each Basket
                                        Stock on such Averaging Date and (ii)
                                        the corresponding Basket Stock Ratio for each Basket Stock, as determined by the Calculation Agent.

Basket Stock Ratio...............       For each Basket Stock, an amount
                                        determined by (i) dividing $1,000 by 10, the total number of Basket Stocks in the Underlying Basket, which yields $100, and (ii) dividing $100 by the Initial
                                        Stock Price for such Basket Stock. The
                                        Basket Stock Ratio for each of the
                                        Basket Stocks is set forth under
                                        "--Underlying Basket" above. The Initial
                                        Stock Price and therefore the Basket
                                        Stock Ratio for each Basket Stock is
                                        subject to adjustment as described in
                                        "Description of Securities--Adjustment
                                        Events" below.

Initial Stock Price..............       For each Basket Stock, the Closing Price
                                        of such Basket Stock on July , 2005, the date we priced the Securities, divided by the Exchange Factor. The Initial
                                        Stock Price for each of the Basket
                                        Stocks is set forth under "--Underlying
                                        Basket" above. The Initial Stock Price
                                        and therefore the Basket Stock Ratio for each Basket Stock is subject to adjustment as described in "Description of Securities--Adjustment Events" below.

Averaging Dates..................       The 15th day of October, January, April
                                        and July of each year, beginning on
                                        October 15, 2005 and ending on April 15,
                                        2009. If any scheduled Averaging Date is not a Trading Day or if a Market
                                        Disruption Event occurs on any such
                                        date, such Averaging Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; PROVIDED that if a
                                        Market Disruption Event occurs on a
                                        scheduled Averaging Date and on each of
                                        the three Trading Days immediately
                                        succeeding that scheduled Averaging
                                        Date, then (i) such third succeeding
                                        Trading Day will be deemed to be the
                                        relevant Averaging Date, notwithstanding the occurrence of a Market Disruption
                                        Event on such day, except that the final
                                        Averaging Date shall be no later than
                                        the second scheduled Trading Day
                                        preceding the Maturity Date,
                                        notwithstanding the occurrence of the
                                        Market Disruption Event on such day, and
                                        (ii) with respect to any such third
                                        Trading Day (or second scheduled Trading
                                        Date preceding the Maturity Date in the
                                        case of the final Averaging Date) on
                                        which a Market Disruption Event occurs,
                                        the Calculation Agent will determine the Quarterly Basket Value of the Underlying
                                        Basket on such Trading Day using the
                                        Closing Price of each Basket Stock that
                                        in its good faith estimate would have
                                        prevailed but for such Market Disruption
                                        Event on such Trading Day.

Closing Price....................       If any Basket Stock (or any other
                                        security for which a Closing Price must
                                        be determined) is either (i) listed or
                                        admitted to trading on a U.S. securities exchange registered under the Securities
                                        Exchange Act of 1934 , as amended (the
                                        "Exchange Act"), or (ii) a security of
                                        The Nasdaq National Market, or (iii) if
                                        neither listed or admitted to trading on any U.S. securities exchange nor a security of the Nasdaq National Market, but is included in the OTC Bulletin
                                        Board Service, which we refer to as the
                                        OTC Bulletin Board, operated by the
                                        National Association of Securities
                                        Dealers, Inc., then the closing price
                                        for such Basket Stock (or one unit of
                                        any such other security) on any Trading
                                        Day means (a) the last reported
                                        per-share sale price, regular way, in
                                        the principal trading session on such
                                        day on the principal securities exchange on which the Basket Stock (or any such other security) is listed or admitted to trading or (b) if the Basket Stock is neither listed or admitted to trading on any such securities exchange nor a security of The Nasdaq National Market, or if the last reported sale price of the Basket Stock is not obtainable (even if the Basket Stock is listed or admitted to trading on such securities exchange or is a security of The Nasdaq
                                        National Market), the last reported
                                        per-share sale price in the principal
                                        trading session on the over-the-counter
                                        market as reported on The Nasdaq
                                        National

                                        Market or OTC Bulletin Board on such
                                        day. If the last reported sale price of
                                        the Basket Stock is not available
                                        pursuant to either clause (a) or (b) of
                                        the preceding sentence for any reason
                                        (other than as a result of a Market
                                        Disruption Event or a Reorganization
                                        Event or a Cancellation Event),
                                        including the liquidation of the issuer
                                        of such Basket Stock (or such other
                                        security) or the subjection of such
                                        issuer to a proceeding under any
                                        applicable bankruptcy, insolvency or
                                        other similar law, then the Closing
                                        Price of such Basket Stock will equal
                                        zero for so long as no Closing Price is
                                        available. There will be no substitution for any such Basket Stock. A "security of The Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Ordinary Share Closing Price.....       In respect of a Basket Stock evidenced
                                        by ordinary shares following a
                                        Cancellation Event, the Ordinary Share
                                        Closing Price on any Trading Day shall
                                        be the closing price (or equivalent
                                        price) of one ordinary share determined
                                        by reference to the Relevant Exchange
                                        for such ordinary shares as determined
                                        by the Calculation Agent in its sole
                                        discretion (if the Relevant Exchange is
                                        a U.S. organized exchange or market of
                                        trading, then the Ordinary Share Closing
                                        Price shall be the Closing Price for
                                        such ordinary share as defined above).
                                        If the Ordinary Share Closing Price
                                        cannot be determined in accordance with
                                        the foregoing, including due to the
                                        liquidation of the issuer of such
                                        ordinary shares or the subjection of
                                        such issuer to a proceeding under any
                                        applicable bankruptcy, insolvency or
                                        other similar law, then the Ordinary
                                        Share Closing Price on any Trading Day
                                        shall be deemed to be the value, as
                                        determined by the Calculation Agent of
                                        the ordinary shares, and may be zero if
                                        no Ordinary Share Closing Price is
                                        available. If the Ordinary Share Closing
                                        Price is in a currency other than U.S.
                                        dollars, the Ordinary Share Closing
                                        Price shall be converted by the
                                        Calculation Agent into U.S. dollars at
                                        the bid spot rate for the currency of
                                        the ordinary shares prevailing on such
                                        Trading Day, as determined by the
                                        Calculation Agent.

Relevant Exchange................       Relevant Exchange, in respect of any
                                        security, means the primary U.S.
                                        organized exchange or market of trading
                                        for such security or, if such security
                                        is an ordinary share or other security
                                        of a non-U.S. issuer and does not trade
                                        on any such U.S. exchange or market, the stock exchange or securities market on which such securities are principally traded, as determined by the Calculation
                                        Agent.

Trading Day......................       A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the Relevant Exchange.

Market Disruption Event..........       Means, with respect to any Basket Stock
                                        or other security for which a Closing
                                        Price or Ordinary Share Closing Price
                                        must be determined,

                                        (i) either:

                                        (x) any suspension, absence or
                                        limitation imposed on trading in such
                                        security by the Relevant Exchange
                                        therefore or otherwise and whether by
                                        reason of movements in price exceeding
                                        limits permitted by such exchange or
                                        otherwise or by any exchange or
                                        quotation system on which trading in
                                        futures or options contracts relating to such security, or

                                        (y) any event (other than an event
                                        described in clause (z) below) that
                                        disrupts or impairs (as determined by
                                        the Calculation Agent) the ability of
                                        market participants in general (1) to
                                        effect transactions in or obtain market
                                        values for any such security on the
                                        Relevant Exchange therefore or (2) to
                                        effect transactions in or obtain market
                                        values for futures or options contracts
                                        relating to such security on any other
                                        exchange, or

                                        (z) the closure on any Trading Day of
                                        the Relevant Exchange with respect to
                                        any such security, or any exchange or
                                        quotation system on which trading in
                                        future or options relating to such
                                        security is executed, prior to its
                                        scheduled closing time unless such
                                        earlier closing time is announced by
                                        such exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such exchange on such Trading Day and
                                        (2) the submission deadline for orders
                                        to be entered into such exchange for
                                        execution on such Trading Day; and

                                    (ii)a determination by the Calculation
                                        Agent in its sole discretion that the
                                        event described in clause (i) above
                                        materially interfered with our ability
                                        or the ability of any of our affiliates
                                        to unwind or adjust all or a material
                                        portion of the hedge position in such
                                        security or the Underlying Basket with
                                        respect to the Securities.

                                      For purposes of determining whether a
                                      Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any similar applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,
                                      (4) a suspension of trading in a futures or options contract on any security for which a Closing Price (or Ordinary Share Closing Price) must be determined, by the primary securities market related to such contract by reason of (x) a price change exceeding limits set by such exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or limitation of trading in futures or options contracts related to such security and (5) a suspension, absence or limitation of trading on any Relevant Exchange or on the primary market on which futures or options contracts related to any such security are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

                                      The Calculation Agent shall as soon as
                                      reasonably practicable under the
                                      circumstances notify us, the Trustee and the Depository Trust Company of the existence or occurrence of a Market Disruption Event on the day that but for the occurrence or existence of a Market Disruption Event would have been an Averaging Date.

Book Entry Note or Certificated Note  Book Entry

Trustee..........................     JPMorgan Chase Bank

Calculation Agent................     AAI and its successors. All determinations
                                      made by the Calculation Agent will be at the sole discretion of the Calculation
                                      Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Exchange Factor..................     The exchange factor for each Basket Stock
                                      will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Basket Stock. See "Adjustment Events" below.


Adjustment Events.................    The Exchange Factor for each Basket Stock
                                      will be adjusted from time to time as
                                      follows:

                                      1.If any of the Basket Stocks is subject
                                        to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor for such Basket Stock will be adjusted to equal the product of the prior Exchange Factor for such Basket Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of the Basket Stock; PROVIDED, HOWEVER, no adjustment to the Exchange Factor will be made with respect to a Basket Stock that is evidenced by ADRs if (and to the extent that) the issuer of such Basket Stock or the depositary for such ADRs has adjusted the number of ordinary shares represented by such ADRs so that the price of each ADR would not be affected by such stock split or reverse stock split.

                                      2.If any of the Basket Stocks is subject
                                        (a) to a stock dividend (issuance of
                                        additional shares of such Basket Stock)
                                        that is given ratably to all holders of
                                        shares of such Basket Stock or (b) to a
                                        distribution of shares of such Basket
                                        Stock as a result of the triggering of
                                        any provision of the corporate charter
                                        or other governing document of the
                                        issuer of such Basket Stock, then once
                                        the dividend has become effective and
                                        such Basket Stock is trading
                                        ex-dividend, the Exchange Factor for
                                        such Basket Stock will be adjusted so
                                        that the new Exchange Factor for such

                                        Basket Stock will equal the prior
                                        Exchange Factor for such Basket Stock
                                        plus the product of (i) the number of
                                        shares issued with respect to one share
                                        of such Basket Stock and (ii) the prior
                                        Exchange Factor for such Basket Stock;
                                        PROVIDED, HOWEVER, no adjustment to the
                                        Exchange Ratio will be made with respect to a Basket Stock that is evidenced by ADRs if (and to the extent that) the issuer of such Basket Stock or the depositary for the ADRs has adjusted the number of ordinary shares so that the price of each ADR would not be affected by such stock dividend or stock distribution.

                                      3.There will be no adjustments to the
                                        Exchange Factor for any Basket Stock to
                                        reflect cash dividends or other
                                        distributions paid with respect to a
                                        Basket Stock unless such cash dividends
                                        or other distributions would constitute
                                        Extraordinary Dividends as described
                                        below. A cash dividend or other
                                        distribution (in each case, as converted to U.S. Dollars on the same basis as the conversion set forth in the definition of Ordinary Share Closing Price, if such dividend or distribution is in a currency other than U.S. dollars) with respect to a Basket Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for the Basket Stock by an amount equal to at least 10% of the Closing Price of such Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder such as a stock split or reverse stock split), on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Basket Stock, the Exchange Factor for such Basket Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor for such Basket Stock will equal the product of (a) the then current Exchange Factor for such Basket Stock and (b) a fraction, the numerator of which is the Closing Price of the Basket Stock on the Trading Day preceding the ex- dividend date, and the denominator of which is the amount by which the Closing Price of the Basket Stock on the Trading Day preceding the ex-dividend date exceeds the
                                        Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend for a Basket Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend, in each case, as converted to U.S. Dollars on the same basis as the conversion set forth in the definition of Ordinary Share Closing Price, if such dividend or distribution is in a currency other than U.S. dollars. To the extent an

                                        Extraordinary Dividend is not paid in
                                        cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on a Basket Stock described in clause (i),
                                        (iv) or (v) in the definition of
                                        "Reorganization Event" of paragraph 6
                                        below that also constitutes an
                                        Extraordinary Dividend shall not cause
                                        an adjustment under this paragraph.

                                      4.If the issuer of a Basket Stock issues
                                        rights or warrants to all holders of a
                                        Basket Stock to subscribe for or
                                        purchase shares of such Basket Stock at
                                        an exercise price per share (as
                                        converted into U.S. dollars on the same
                                        basis as the conversion set forth in
                                        Ordinary Share Closing Price, if such
                                        price is in a currency other than U.S.
                                        dollars) less than the Closing Price of
                                        such Basket Stock on both (a) the date
                                        the exercise price of such rights or
                                        warrants is determined and (b) the
                                        expiration date of such rights or
                                        warrants, and if the expiration date of
                                        such rights or warrants precedes the
                                        maturity of the Securities, then the
                                        Exchange Factor for such Basket Stock
                                        will be proportionately adjusted;
                                        PROVIDED, HOWEVER that no adjustment to
                                        the Exchange Factor will be made with
                                        respect to a Basket Stock that is
                                        evidenced by ADRs if (and to the extent
                                        that) the issuer of the ordinary shares
                                        or the depositary for the ADRs has
                                        adjusted the number of the ordinary
                                        shares so that the price of the ADRs
                                        would not be affected by the issuance of such rights or warrants.

                                     5. In the case of any Basket Stock that is
                                        evidenced by ADRs, if either the issuer
                                        of the ordinary shares underlying the
                                        ADRs or the depositary for the ADRs
                                        elects to cancel the ADR facility for
                                        the ordinary shares during the term of
                                        the Securities (a "Cancellation Event"), then, (i) as set forth in the definition of Basket Stock above, following such Cancellation Event, such Basket Stock shall be deemed to be such ordinary shares and (ii) the Closing Price for such Basket Stock shall be determined by reference to the Ordinary Share Closing Price. Following such Cancellation Event, the Initial Stock Price and consequently the Basket Stock Ratio for any such Basket Stock will be adjusted by the Calculation Agent to reflect the Ordinary Share Closing Price as of July , 2005, the date we priced the Securities (but converting such Ordinary Share Closing Price as of the date of such Cancellation Event at the bid spot rate for the conversion of the ordinary shares prevailing on such date, as determined by the Calculation Agent) as further adjusted for any events set forth in paragraphs 1 - 4 since the date we priced the Securities, as determined by the Calculation Agent, and the Exchange Factor shall be reset to 1.0 immediately following the Cancellation Event.

                                      6.If a Reorganization Event (as defined
                                        below) occurs, in each case as a result
                                        of which the holders of a Basket Stock
                                        are entitled to receive Exchange
                                        Property with respect to or in exchange
                                        for such Basket Stock, then, following
                                        the effective date of such
                                        Reorganization Event, in lieu of using
                                        the Closing Price for such Basket Stock
                                        to calculate the Quarterly Basket Value
                                        of the Underlying Basket on any
                                        Averaging Date, the Calculation Agent
                                        will use the Exchange Property Value
                                        received with respect to a share of such Basket Stock, as set forth below.

                                        "Reorganization Event" means (i) there
                                        has occurred any reclassification or
                                        change with respect to shares of a
                                        Basket Stock, including, without
                                        limitation, as a result of the issuance
                                        of any tracking stock by the issuer of
                                        such Basket Stock; (ii) the issuer of a
                                        Basket Stock or any surviving entity or
                                        subsequent surviving entity of the
                                        issuer of such Basket Stock (an "Issuer
                                        Successor") has been subject to a
                                        merger, combination or consolidation and is not the surviving entity; (iii) any statutory exchange of securities of the issuer of a Basket Stock or any Issuer Successor with another corporation occurs (other than pursuant to clause
                                        (ii) above); (iv) the issuer of a Basket
                                        Stock is liquidated; (v) the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in clauses (ii),
                                        (iii) or (v) above) (a "Spin-off
                                        Event"); or (vi) a tender or exchange
                                        offer or going-private transaction is
                                        consummated for all the outstanding
                                        ordinary shares of such Basket Stock.

                                        "Exchange Property" means securities,
                                        cash or any other assets distributed to
                                        holders of a Basket Stock in any
                                        Reorganization Event, including, (i) in
                                        the case of the issuance of tracking
                                        stock, the reclassified shares of Basket
                                        Stock, or in the case of a Spin-off
                                        Event, the shares of the Basket Stock
                                        with respect to which the spun-off
                                        security was issued and (ii) in the case of any other Reorganization Event where the Basket Stock continues to be held by the holders receiving such distribution, the Basket Stock.

                                        "Exchange Property Value", at any date,
                                        means (i) for any cash that is a
                                        component of the Exchange Property, the
                                        amount of cash received per share of
                                        Basket Stock; (ii) for any property
                                        other than cash or securities that is a
                                        component of the Exchange Property, the
                                        market value, as determined by the
                                        Calculation Agent, as of the date of
                                        receipt, of such Exchange Property
                                        received for each share of Basket Stock;
                                        (iii) for any security that is a
                                        component of the Exchange Property, an
                                        amount equal to (a) the Closing Price
                                        (or, if such security is an ordinary
                                        share or other security of a non-U.S
                                        issuer that does not trade on any U.S.
                                        organized exchange or market of trading, the closing price (or equivalent price) of one such ordinary share or other security on the Relevant Exchange for such security), as of the date on which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each share of Basket Stock on the date of the initial distribution of such Exchange Property plus (b) if the Basket Stock continues to be a component of the Exchange Property, the Closing Price of such Basket Stock, as of the date on which the Exchange Property Value is determined, for such Basket Stock. If the Exchange Property Value for any cash or property above is in a currency other than U.S. dollars, then such Exchange Property Value shall be converted to U.S. dollars in the manner set forth under "Ordinary Share Closing Price" above as of such date of determination.

                                        If Exchange Property includes a cash
                                        component, holders will not receive any
                                        interest accrued on such cash component, nor will the Exchange Property Value reflect any such interest. In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 4.

                                        For purposes of this paragraph 6:

                                        (i)  If a transaction or series of
                                             concurrent transactions constitutes
                                             both a Cancellation Event and a
                                             Reorganization Event, such
                                             transaction or series of
                                             transactions shall be deemed to
                                             constitute one Reorganization
                                             Event;

                                        (ii) In the case of a consummated tender
                                             or exchange offer or going-private
                                             transaction involving Exchange
                                             Property of a particular type,
                                             Exchange Property shall be deemed
                                             to include the amount of cash or
                                             other property paid by the offeror
                                             in the tender or exchange offer
                                             with respect to such Exchange
                                             Property (in an amount determined
                                             on the basis of the rate of
                                             exchange in such tender or exchange
                                             offer or going-private
                                             transaction);

                                       (iii) In the event of a tender or
                                             exchange offer or a going-private
                                             transaction with respect to
                                             Exchange Property in which an
                                             offeree may elect to receive cash
                                             or other property, Exchange
                                             Property shall be deemed to include
                                             the amount of cash and the kind and
                                             amount of other property received
                                             by offerees who elect to receive
                                             cash.

                                     7. In the case of any Basket Stock that
                                        is evidenced by ADRs, if the issuer of
                                        the ordinary shares underlying such ADRs and the depositary for the ADRs elect, in the absence of any of the events described above, to change the number of ordinary shares that are represented by each such ADR, the Exchange Factor on any Trading Day after the change becomes effective will be proportionately adjusted.

                                      With respect to paragraphs 1 through 7
                                      above, no adjustments to the Exchange
                                      Factor for a Basket Stock will be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward. Adjustments to the Exchange Factor of a Basket Stock will be made up to and including the final Averaging Date.

                                      No adjustments to an Exchange Factor for a Basket Stock or method of calculating the Exchange Factor will be required other than those specified above. However, we may, at our sole discretion, cause the Calculation Agent to make additional changes to an Exchange Factor for a Basket Stock upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, the Basket Stocks (or other Exchange Property) but only to reflect such changes, and not with the aim of changing relative investment risk. The adjustments specified above do not cover all events that could affect the market price or the Closing Price of a share of a Basket Stock, including, without limitation, a partial tender or partial exchange offer for the shares of Basket Stocks.

                                      The Calculation Agent shall be solely
                                      responsible for the determination and
                                      calculation of any adjustments to an
                                      Exchange Factor or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any Reorganization Event described in paragraph 5 above with respect to any Basket Stock, and its determinations and calculations with respect thereto shall be conclusive.

                                      The Calculation Agent will provide
                                      information as to any adjustments to any
                                      Exchange Factor or to the method of
                                      calculating the Supplemental Redemption
                                      Amount upon written request by any holder
                                      of the Securities.
Alternate Exchange Calculation in
case of an Event of Default.......    In case an Event of Default with respect
                                      to the Securities shall have occurred and be continuing, the amount declared due and payable for each Security upon any acceleration of the Securities shall be determined by AAI, as Calculation Agent, and shall be equal to the $1,000 principal amount of the Securities plus the Supplemental Redemption Amount, if any, determined as though the Quarterly Basket
                                      Value for any Averaging Date scheduled to occur on or after such date of acceleration were the Quarterly Basket
                                      Value on the date of acceleration. See
                                      "Description of Debt Securities--Events of
                                      Default" in the Prospectus.

                                      If the maturity of the Securities is
                                      accelerated because of an Event of Default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depository Trust Company of the aggregate cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Additional Amounts...............     Subject to certain exceptions and
                                      limitations described in "Series A Notes
                                      Offered on a Global Basis--Payment of
                                      Additional Amounts" in the accompanying
                                      Prospectus Supplement, we will pay such
                                      additional amounts to holders of the
                                      Securities as may be necessary in order
                                      that the net payment at stated maturity or upon acceleration of maturities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands
                                      (or any political subdivision or taxing
                                      authority thereof or therein) or the
                                      jurisdiction of residence or incorporation of any successor corporation (other than the United States), will not be less than the amount provided for in the Securities to be then due and payable.



                                 USE OF PROCEEDS

   The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and by us or one or more of our affiliates in connection with hedging our obligations under the Securities, including hedging market risks associated with the payment at maturity of the Securities. The issue price of the Securities includes the selling agents' commissions (as shown on the cover page of the accompanying Prospectus Supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Plan of Distribution" in this Pricing Supplement and "Use of Proceeds" in the accompanying Prospectus.


                                  ERISA MATTERS

   Holding, the Bank and certain of our affiliates, including AAI, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective and commingled funds and accounts whose underlying assets include the assets of such plans, and with respect to plans that are not subject to ERISA but which are subject to
Section 4975 of the Code, such as individual retirement accounts (collectively, "Plans"). Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of Plans and "parties in interest" or "disqualified persons" with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Prohibited transactions may arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which AAI or any of its affiliates is a "party in interest" or "disqualified person" by reason of being a service provider to such Plan, unless the Securities are acquired pursuant to an exemption from the prohibited transaction rules.

   The acquisition of the Securities may be eligible for one of the exemptions noted below if such acquisition:

   (a) (i) is made solely with the assets of a bank collective investment fund and (ii) satisfies the requirements and conditions of Prohibited Transaction Class Exemption ("PTCE") 91-38 issued by the Department of Labor ("DOL");

   (b) (i) is made solely with assets of an insurance company pooled separate account and (ii) satisfies the requirements and conditions of PTCE 90-1 issued by the DOL;

   (c) (i) is made solely with assets managed by a qualified professional asset manager and (ii) satisfies the requirements and conditions of PTCE 84-14 issued by the DOL;

   (d) is made solely with assets of a governmental plan (as defined in Section 3(32) of ERISA) which is not subject to the provisions of Section 406 of ERISA or Section 4975 of the Code (or any similar prohibitions);

   (e) (i) is made solely with assets of an insurance company general account and (ii) satisfies the requirements and conditions of PTCE 95-60 issued by the DOL; or

   (f) (i) is made solely with assets managed by an in-house asset manager and
(ii) satisfies the requirements and conditions of PTCE 96-23 issued by the DOL.

   Certain benefit plans, such as government sponsored plans and certain non-U.S. plans are not subject to the prohibited transaction rules of ERISA and the Code, but may be subject to other prohibitions under applicable laws and rules.

   Each purchaser and holder of the Securities or any interest therein will be deemed to represent by its purchase and holding thereof, as of the date of its acquisition of the Securities or an interest therein through the date that it ceases to hold any interest in the Securities, that: (a) it is not a Plan, or an entity whose underlying assets include plan assets by reason of any Plan's investment in the entity, and is not purchasing or holding the Securities on behalf of or with the assets of any Plan or any benefit plan subject to prohibitions similar to those of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and transfer of the Securities will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable laws or rules.

   Under ERISA, the assets of a Plan may include assets held in the general account of an insurance company that has issued an insurance policy to such Plan or assets of an entity in which the Plan has invested. If you are a Plan or are considering investing Plan assets in the Securities, you should consult your legal advisor regarding the application of ERISA and the Code.

                                    TAXATION

   The following summary is a general description of certain United States and Dutch tax considerations relating to the ownership and disposition of Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of Securities are urged to consult their tax advisers as to the consequences of acquiring, holding and disposing of Securities under the tax laws of the country of which they are resident for tax purposes as well as under the laws of any state, local or non-U.S. jurisdiction. This summary is based upon the law as in effect on the date of this Pricing Supplement and is subject to any change in law that may take effect after such date.

UNITED STATES FEDERAL INCOME TAXATION

   The following summary describes the principal U.S. federal income tax consequences of ownership and disposition of the Securities. Except as specifically noted below, this discussion applies only to:

   o Securities purchased on original issuance at their "issue price" for U.S. federal income tax purposes;

   o Securities held as capital assets; and

   o United States holders (as defined below).

   The "issue price" of the Securities will be the first price at which a substantial amount of the Securities is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). It is expected, and this discussion assumes, that the Securities will be issued for an amount equal to their principal amount.

   This discussion does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding Securities as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction, United States holders whose functional currency is not the U.S. dollar, or partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

   This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Pricing Supplement may affect the tax consequences described below. PERSONS CONSIDERING THE PURCHASE OF THE SECURITIES SHOULD CONSULT THEIR TAX ADVISERS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

   As used herein, you are a "United States holder" if you are the beneficial owner of a Security and are, for U.S. federal income tax purposes:

     o    a citizen or individual resident of the United States;

     o a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, or

     o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   The term "United States holder" also includes certain former citizens and residents of the United States.

   If an entity that is classified as a partnership for U.S. federal income tax purposes holds Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding Securities should consult with their tax advisers.

   The Securities will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. You should refer to the discussion under "United States Federal Taxation - Optionally Exchangeable Notes" in the accompanying Prospectus Supplement for a full description of the U.S. federal income tax consequences of ownership and disposition of a contingent payment debt instrument. Under the rules that govern the treatment of contingent payment debt instruments, you must account for interest for U.S. federal income tax purposes based on a "comparable yield" and the differences between actual payments on the Securities and the "projected payment schedule" of the Securities as described below. The comparable yield is the yield at which we could issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the Securities, or the applicable federal rate, whichever is greater. The comparable yield as determined by us at the time of issuance of the Securities will be equal to [ ]%, compounded semi-annually.

   Solely for the purpose of determining the amount of interest income that you will be required to accrue on the Securities, we have constructed a "projected payment schedule" that represents a series of payments the amount and timing of which would produce a yield to maturity on the Securities equal to the comparable yield. Based on our determination of the comparable yield, the "projected payment schedule" for each $1,000 principal amount of Security consists of a projected amount due at maturity, equal to $[ ] .

NEITHER THE COMPARABLE YIELD NOR THE PROJECTED PAYMENT SCHEDULE CONSTITUTES A REPRESENTATION BY US OR HOLDING REGARDING THE ACTUAL AMOUNT, IF ANY, THAT THE SECURITIES WILL PAY.

   For U.S. federal income tax purposes, you will be required to use the comparable yield and this projected payment schedule in determining interest accruals and adjustments in respect of Securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the Internal Revenue Service.

   Regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue interest income on the Securities at the comparable yield, even though you will receive no payments on the Securities until maturity.

   Upon a sale, exchange or retirement at maturity of the Securities, you will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your adjusted basis in the Securities. The tax basis in the Securities will be equal to your original purchase price, increased by any interest income accrued under the projected payment schedule. You generally will treat any gain as interest income, and any loss first as ordinary loss, to the extent of your total interest inclusions on the Securities, and the balance as capital loss. Such losses are not subject to the two percent floor limitation imposed on miscellaneous deductions. The deductibility of capital losses, however, is subject to limitations. A United States holder who sells Securities at a loss that meets certain thresholds may be required to file a disclosure statement with the Internal Revenue Service.

   BACKUP WITHHOLDING AND INFORMATION REPORTING

   Information returns may be filed with the Internal Revenue Service in connection with payments on the Securities and the proceeds from a sale or other disposition of the Securities. You may be subject to U.S. backup withholding on these payments if you fail to provide your tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

DUTCH TAX CONSIDERATIONS

   The following is a general summary of the Dutch taxes discussed as at the date hereof in relation to payments made under the Securities. It is not exhaustive and holders of the Securities who are in doubt as to their tax position should consult their professional advisers.

   DUTCH RESIDENT HOLDERS

   Holders who are individuals and are resident or deemed to be resident in The Netherlands, or who have elected to be treated as a Dutch resident holder for Dutch tax purposes, are subject to Dutch income tax on a deemed return regardless of the actual income derived from a Security or gain or loss realized upon disposal or redemption of a Security, provided that the Security is a portfolio investment and is not held in the context of any business or substantial interest. The deemed return amounts to 4% of the average value of the holder's net assets in the relevant fiscal year (including the Securities) and is taxed at a flat rate of 30%.

   Corporate holders that are resident or deemed to be resident in The Netherlands, without being exempt from Dutch corporate tax, will be subject to Dutch corporate tax on all income and gains realized in connection with the Securities.

   NON-DUTCH RESIDENT HOLDERS

   Non-Dutch resident holders normally will not be subject to Dutch income or corporate taxation with respect to income or capital gains realized in connection with a Security, unless there is a specific connection with The Netherlands, such as an enterprise or part thereof which is carried on through a permanent establishment in The Netherlands or a substantial interest or deemed substantial interest in us.

   A holder will not become resident or deemed to be resident in The Netherlands by reason only of the holding of a Security.

   REGISTRATION TAXES, STAMP DUTY,  ETC.

   There is no Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty payable by the holder in The Netherlands in connection with the Securities.

   WITHHOLDING TAX

   All payments by us to the holder in respect of the Securities can be made free of any Dutch withholding tax.

                              PLAN OF DISTRIBUTION

   In addition to AAI, we have appointed ABN AMRO Financial Services, Inc. ("AAFS") as agents for this offering. The agents have agreed to use reasonable best efforts to solicit offers to purchase the Securities.

   AAI and AAFS are wholly owned subsidiaries of the Bank. AAI and AAFS will conduct this offering in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (which is commonly referred to as the NASD) regarding an NASD member firm's distributing the securities of an affiliate. When the distribution of the Securities is complete, AAI and AAFS may offer and sell Securities in the course of their businesses as a broker-dealer. AAI and AAFS may act as principals or agents in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. AAI and AAFS may use this Pricing Supplement and the accompanying Prospectus and Prospectus Supplement in connection with any of those transactions. AAI and AAFS are not obligated to make a market in the Securities and may discontinue any market-making activities at any time without notice.

   To the extent the total aggregate principal amount of the Securities being offered by this Pricing Supplement is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion, which shall not exceed approximately 10% of the total aggregate principal amount of the Securities, and to hold such Securities for investment for a period of at least 30 days. See "Risk Factors--Holding of the Securities by our Affiliates and Future Sales."

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 17, 2003)

ABN AMRO Bank N.V.

$2,044,250,000 GLOBAL MEDIUM-TERM NOTES, SERIES A
FULLY AND UNCONDITIONALLY GUARANTEED BY ABN AMRO HOLDING N.V.

We, ABN AMRO Bank N.V., may offer from time to time global medium-term notes. The specific terms of any notes that we offer will be included in a pricing supplement. The notes will have the following general terms:

     o    The notes will mature more than nine months from the date of issue.

     o The notes will bear interest at a fixed rate, which may be zero, a floating rate, or a rate which runs during the lifetime of the relevant notes. Floating rates will be based on rates specified in the applicable pricing supplement.

     o The notes will pay interest, if any, on the dates stated in the applicable pricing supplement.

     o The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

     o The notes will be fully and unconditionally guaranteed by ABN AMRO Holding N.V.

     o The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The pricing supplement may also specify that the notes will have additional terms, including the following:

     o The notes may be optionally or mandatorily exchanged for securities of an issuer that is not affiliated with us, into a basket or index of securities, or for the cash value of those securities.

     o Payments on the notes may be linked to currency prices, commodity prices, single securities, baskets of securities or indices.

     o    The notes may be either callable by us or puttable by you.

INVESTING IN THE NOTES INVOLVES RISKS. SEE "FOREIGN CURRENCY RISKS" BEGINNING ON PAGE S-3.

                       PRICE TO            SELLING AGENT'S                   PROCEEDS TO
                        PUBLIC               COMMISSIONS                       COMPANY
Per note.......         100%                  4% - 1%                        96% - 99%
Total..........    $ 2,044,250,000   $81,770,000 - $20,442,500    $1,962,480,000 - 2,023,807,500

These securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency. The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABN AMRO Financial Services, Inc. and ABN AMRO Incorporated have agreed to use reasonable efforts to solicit offers to purchase these securities as our selling agents to the extent either or both are named in the applicable pricing supplement. Certain other selling agents to be named in the applicable pricing supplement may also be used to solicit such offers on a reasonable efforts basis. We refer to each selling agent individually as the "agent" and together as the "agents". The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as they determine.

ABN AMRO Financial Services, Inc. and ABN AMRO Incorporated may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities and related guarantees in market-making transactions.

ABN AMRO FINANCIAL SERVICES, INC.                          ABN AMRO INCORPORATED

SEPTEMBER 18, 2003

                        ABOUT THIS PROSPECTUS SUPPLEMENT

    We may offer from time to time up to $2,044,250,000, or the equivalent of this amount in other currencies, of the medium-term notes described in this prospectus supplement. We refer to the notes and related guarantees offered under this prospectus supplement as our Series A medium-term notes. We refer to the offering of the Series A medium-term notes as our "Series A program".

    As used in this prospectus supplement, the "Bank", "we" or "us" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V.

    The notes may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (WET TOEZICHT EFFECTENVERKEER).

                             FOREIGN CURRENCY RISKS

    You should consult your financial and legal advisors as to any specific risks entailed by an investment in notes that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These notes are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

    The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the notes. These persons should consult their own legal and financial advisors concerning these matters.

EXCHANGE RATES AND EXCHANGE CONTROLS MAY AFFECT THE SECURITIES' VALUE OR RETURN

    SECURITIES INVOLVING FOREIGN CURRENCIES ARE SUBJECT TO GENERAL EXCHANGE RATE AND EXCHANGE CONTROL RISKS. An investment in a note that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. These risks generally depend on economic and political events over which we have no control.

    EXCHANGE RATES WILL AFFECT YOUR INVESTMENT. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any note. Depreciation against the U.S. dollar of the currency in which a note is payable would result in a decrease in the effective yield of the note below its coupon rate and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked note, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that note.

    WE HAVE NO CONTROL OVER EXCHANGE RATES. Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for notes denominated or payable in currencies other than U.S. dollars and currency-linked notes.

    We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

    SOME FOREIGN CURRENCIES MAY BECOME UNAVAILABLE. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

    ALTERNATIVE PAYMENT METHOD USED IF PAYMENT CURRENCY BECOMES UNAVAILABLE. If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in "Description of Notes -- Interest and Principal Payments" below.

    WE WILL PROVIDE CURRENCY EXCHANGE INFORMATION IN PRICING SUPPLEMENTS. The applicable pricing supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any note denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

CURRENCY CONVERSIONS MAY AFFECT PAYMENTS ON SOME SECURITIES

     The applicable pricing supplement may provide for payments on a non-U.S. dollar denominated note to be made in U.S. dollars or payments on a U.S. dollar denominated note to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments.

EXCHANGE RATES MAY AFFECT THE VALUE OF A NEW YORK JUDGMENT INVOLVING NON-U.S. DOLLAR SECURITIES

    The notes will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which notes are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

ADDITIONAL RISKS SPECIFIC TO PARTICULAR SECURITIES ISSUED UNDER OUR SERIES A PROGRAM WILL BE DETAILED IN THE APPLICABLE PRICING SUPPLEMENTS.

                              DESCRIPTION OF NOTES

    Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the prospectus. This section supplements that description. THE PRICING SUPPLEMENT WILL ADD SPECIFIC TERMS FOR EACH ISSUANCE OF NOTES AND MAY MODIFY OR REPLACE ANY OF THE INFORMATION IN THIS SECTION AND IN "DESCRIPTION OF DEBT SECURITIES" IN THE PROSPECTUS.

GENERAL TERMS OF NOTES

    We may issue notes under an Indenture dated November 27, 2000, between us and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee as supplemented by a Supplemental Indenture dated September 18, 2003 among the Bank, Holding and the trustee. We refer to the Indenture, as supplemented by the Supplemental Indenture, as the "Indenture." The Series A medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes we have issued in the past or that we issue in the future under the Indenture that we designate as being part of that series.

     OUTSTANDING INDEBTEDNESS OF THE BANK. The Indenture does not limit the amount of additional indebtedness that we may incur.

    RANKING. Notes issued under the Indenture will constitute unsecured and unsubordinated obligations of the Bank and rank pari passu without any preference among them and with all other present and future unsecured and unsubordinated obligations of the Bank save for those preferred by mandatory provision of law.

    TERMS SPECIFIED IN PRICING SUPPLEMENTS. A pricing supplement will specify the following terms of any issuance of our Series A medium-term notes to the extent applicable:

     o    the specific designation of the notes;

     o    the issue price (price to public);

     o    the aggregate principal amount;

     o    the denominations or minimum denominations;

     o    the original issue date;

     o    the stated maturity date and any terms related to any extension of the maturity date;

     o whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

     o for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

     o for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

     o whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

     o whether the notes are currency-linked notes and/or notes linked to commodity prices, single securities, baskets of securities or indices;

     o the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities not affiliated with us or any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

     o if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

     o whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

     o    whether the notes will be listed on any stock exchange;

     o    whether the notes will be issued in book-entry or certificated form;

     o if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

     o    any other terms on which we will issue the notes.

     SOME DEFINITIONS. We have defined some of the terms that we use frequently in this prospectus supplement below:

    A "business day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) for all notes, in The City of New York, (y) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (z) for notes denominated in Australian dollars, in Sydney; and (b) for notes denominated in euro, that is also a TARGET Settlement Day.

    "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

    "Depositary" means The Depository Trust Company, New York, New York.

    "Euro LIBOR notes" means LIBOR notes for which the index currency is euros.

    "Euroclear operator" means Euroclear Bank, as operator of the Euroclear system.

    An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

    "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

    The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement.

    "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is open.

     References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America.

GUARANTEE

Holding will fully and unconditionally guarantee payment in full to the holders of the Series A medium-term notes issued by the Bank under the Indenture after the date hereof. The guarantee is set forth in, and forms a part of, the Indenture under which the notes will be issued. If, for any reason, the Bank does not make any required payment in respect of the notes when due, Holding as the guarantor thereof will cause the payment to be made to or to the order of the trustee. The holder of the guaranteed note may sue the guarantor to enforce its rights under the guarantee without first suing the Bank or any other person or entity. The guarantees will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations.

FORMS OF NOTES

    We will offer the notes on a continuing basis and will issue notes only in fully registered form either as registered global notes or as certificated notes.

    REGISTERED GLOBAL NOTES. For registered global notes, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under "Forms of Securities -- Global Securities," you may not exchange registered global notes or interests in registered global notes for certificated notes.

    Each global note certificate representing registered global notes will be deposited with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global notes representing book-entry notes is set forth in the prospectus under "Forms of Securities -- Global Securities." The Depositary has confirmed to us, AAFS and the trustee that it intends to follow these procedures.

    CERTIFICATED NOTES. If we issue notes in certificated form, the certificate will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for registered global notes or interests in registered global notes.

    DENOMINATIONS. We will issue the notes:

     o for U.S. dollar-denominated notes, in denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

     o for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under "-- Interest and Principal Payments -- Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

INTEREST AND PRINCIPAL PAYMENTS

    PAYMENTS, EXCHANGES AND TRANSFERS. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes, and exchange the notes at JPMorgan Chase Bank, acting through its corporate trust office at 450 West 33rd Street, New York, New York, 10001, as our current agent for the payment, transfer and exchange of the notes. We refer to JPMorgan Chase Bank, acting in this capacity, as the paying agent. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the prospectus.

    We will not be required to:

    o register the transfer or exchange of any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

    o register the transfer or exchange of notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

    o register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

    No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

    Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

    RECIPIENTS OF PAYMENTS. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

    BOOK-ENTRY NOTES. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

    CERTIFICATED NOTES. Except as indicated below, for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

    o by check mailed to the address of the person entitled to payment as shown on the note register; or

    o for a holder of at least $10,000,000 in aggregate principal amount of certificated notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

    PAYMENT PROCEDURES FOR BOOK-ENTRY NOTES DENOMINATED IN A FOREIGN CURRENCY. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner's interest in the notes in U.S. Dollars, unless the beneficial owner takes the following steps:

    o The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

    o The participant must notify the Depositary of the beneficial owner's election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    o The Depositary will notify the paying agent of the beneficial owner's election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

    PAYMENT PROCEDURES FOR CERTIFICATED NOTES DENOMINATED IN A FOREIGN CURRENCY. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

    o for payments of interest, on or prior to the fifth business day after the applicable record date; or

    o for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

    o at least five business days prior to the applicable record date, for payment of interest; or

    o at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

    o by wire transfer of immediately available funds in the specified currency to the holder's account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder's written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

    o by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will pay only the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

    DETERMINATION OF EXCHANGE RATE FOR PAYMENTS IN U.S. DOLLARS FOR NOTES DENOMINATED IN A FOREIGN CURRENCY. The exchange rate agent identified in the relevant pricing supplement will convert the specified currency into U.S.

dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

     o of the specified currency for U.S. dollars for settlement on the payment date;

     o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

     o    at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is an affiliate of the Bank. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

    UNAVAILABILITY OF FOREIGN CURRENCY. The relevant specified currency may not be available to us or Holding, as the case may be, for making payments of principal of, premium on, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

     o of the specified currency for U.S. dollars for settlement on the payment date;

     o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

     o    at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

    These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium on, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

    DISCOUNT NOTES. Some notes may be considered to be issued with original issue discount, which must be included in income for United States federal income tax purposes at a constant yield. See "United States Federal Taxation -- Notes -- Discount Notes" below. If the principal of any note that is considered to be issued with original issue discount is declared to be due and payable immediately as described under "Description of Debt Securities -- Events of Default" in the prospectus, the amount of principal due and payable on that note will be limited to:

     o    the aggregate principal amount of the note MULTIPLIED BY the sum of

     o its issue price, expressed as a percentage of the aggregate principal amount, plus

     o the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

The amortization will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of declaration. See the applicable pricing supplement for any special considerations applicable to these notes.

FIXED RATE NOTES

    Each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

    HOW INTEREST IS CALCULATED. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

    HOW INTEREST ACCRUES. Interest on fixed rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day."

    WHEN INTEREST IS PAID. Payments of interest on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    AMOUNT OF INTEREST PAYABLE. Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

    IF A PAYMENT DATE IS NOT A BUSINESS DAY. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

FLOATING RATE NOTES

    Each floating rate note will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:


    o   the CD rate,

    o   the commercial paper rate,

    o   EURIBOR,

    o   the federal funds rate,

    o   LIBOR,

    o   the prime rate,

    o   the Treasury rate,

    o   the CMT rate, or

    o any other rate or interest rate formula specified in the applicable pricing supplement.

     FORMULA FOR INTEREST RATES. The interest rate on each floating rate note will be calculated by reference to:

    o   the specified base rate based on the index maturity,

    o   plus or minus the spread, if any, and/or

    o   multiplied by the spread multiplier, if any.

    For any floating rate note, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating rate note. The "spread multiplier" is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note.

    LIMITATIONS ON INTEREST RATE. A floating rate note may also have either or both of the following limitations on the interest rate:

    o a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate";

    o a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

    In addition, the interest rate on a floating rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

    HOW FLOATING INTEREST RATES ARE RESET. The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent identified in the applicable pricing supplement will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

    o for CD rate notes, commercial paper rate notes, federal funds rate notes, prime rate notes and CMT rate notes, the interest determination date will be the second business day prior to the interest reset date;

    o for EURIBOR notes or Euro LIBOR notes, the interest determination date will be the second TARGET Settlement Day, as defined above under "-- General Terms of Notes -- Some Definitions," prior to the interest reset date;

    o for LIBOR notes (other than Euro LIBOR notes), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the index currency is pounds sterling will be the interest reset date; and

    o for Treasury rate notes, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, that interest reset date will be the next following business day.

    The interest reset dates will be specified in the applicable pricing supplement. If an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

    The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

    In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (1) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and
(2) the business day preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

    HOW INTEREST IS CALCULATED. Interest on floating rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day."


    The applicable pricing supplement will specify a calculation agent for any issue of floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate note.

    For a floating rate note, accrued interest will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by DIVIDING the interest rate applicable to that day:

    o by 360, in the case of CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes (except for LIBOR notes denominated in pounds sterling) and prime rate notes;

    o   by 365, in the case of LIBOR notes denominated in pounds sterling; or

    o by the actual number of days in the year, in the case of Treasury rate notes and CMT rate notes.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

    All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on floating rate notes will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from these calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 being rounded upward.

    WHEN INTEREST IS PAID. We will pay interest on floating rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    IF A PAYMENT DATE IS NOT A BUSINESS DAY. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

BASE RATE NOTES

    CD RATE NOTES

    CD rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "CD rate" means, for any interest determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

    The following procedures will be followed if the CD rate cannot be determined as described above:

    o If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    COMMERCIAL PAPER RATE NOTES

    Commercial paper rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

    The following procedures will be followed if the commercial paper rate cannot be determined as described above:

    o If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

    o If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "money market yield" will be a yield calculated in accordance with the following formula:

                                       D x 360
        money market yield  =  -----------------------  x 100
                                    360 - (D x M)


where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    EURIBOR NOTES

    EURIBOR notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Bridge Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m. (Brussels time).

    The following procedures will be followed if the rate cannot be determined as described above:

    o If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

    o If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

    o If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest will be the initial interest rate.

    "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

    FEDERAL FUNDS RATE NOTES

    Federal funds rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120."

    The following procedures will be followed if the federal funds rate cannot be determined as described above:

    o If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

    o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    LIBOR NOTES

    LIBOR notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on London interbank offered rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The calculation agent will determine "LIBOR" for each interest determination date as follows:

     o    As of the interest determination date, LIBOR will be either:

          o if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

          o if "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

     o If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable pricing supplement, or (2) no rate appears and the applicable pricing supplement specifies either (x) "LIBOR Telerate" or (y) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     o If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

    o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (b) if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on Bridge Telerate Inc., or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

    If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

    PRIME RATE NOTES

    Prime rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "prime rate" means, for any interest determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

    The following procedures will be followed if the prime rate cannot be determined as described above:

    o If the above rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan."

    o If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

    o If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

    o If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

    TREASURY RATE NOTES

    Treasury rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.


    The "Treasury rate" means:

    o the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on page

        56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57";

    o if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High";

    o if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury;

    o if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market";

    o if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable

        Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market";

    o if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include an agent or one or more of our affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

    o if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                               D x N
            bond equivalent yield  =   -------------------  x 100
                                           360 - (D x M)


In this formula, "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    CMT RATE NOTES

    CMT rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "CMT rate" means, for any interest determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

     o the rate on that interest determination date, if the Designated CMT Telerate Page is 7051; and

     o the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

    The following procedures will be followed if the CMT rate cannot be determined as described above:

     o If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     o If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     o If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary United States government securities dealers, which we refer to as a "reference dealer," in The City of New York, which may include an agent or one or more of our affiliates, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes," with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

     o If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet point, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding bullet point, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

     o If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

     o If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain the CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc., or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

EXCHANGEABLE NOTES

    We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

    o   the securities of an entity not affiliated with us;

    o   a basket of those securities;

    o   an index or indices of those securities; or

    o   any combination of the above.

    The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

    OPTIONALLY EXCHANGEABLE NOTES. The holder of an optionally exchangeable note may, during a period, or at a specific time or times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

    MANDATORILY EXCHANGEABLE NOTES. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

    PAYMENTS UPON EXCHANGE. The pricing supplement will specify whether upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

    SPECIAL REQUIREMENTS FOR EXCHANGE OF GLOBAL SECURITIES. If an optionally exchangeable note is represented by a global note, the Depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

    PAYMENTS UPON ACCELERATION OF MATURITY OR TAX REDEMPTION. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

    o an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of acceleration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount in cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

    o a mandatorily exchangeable note will equal an amount determined as if the date of acceleration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

NOTES LINKED TO COMMODITY PRICES, SINGLE SECURITIES, BASKETS OF SECURITIES OR INDICES

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date is determined by reference to one or more commodity prices, securities of entities not affiliated with us, a basket of those securities or an index or indices of those securities. These notes may include other terms, which will be specified in the relevant pricing supplement.

CURRENCY-LINKED NOTES

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

     o information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

     o the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency";

     o the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency";

     o the interest rate per annum and the dates on which we will make interest payments;

     o specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

     o    additional tax considerations, if any.

    The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

GUARANTEED NOTES

    We may issue notes that are subject to a financial insurance guaranty policy issued by a financial institution that unconditionally and irrevocably guarantees certain payments on the notes. The terms of the financial insurance guaranty policy will be described in the relevant pricing supplement.

REDEMPTIONS AND REPURCHASES OF NOTES

    OPTIONAL REDEMPTION. The pricing supplement will indicate the terms of our option to redeem the notes, if any. We will mail a notice of redemption to each holder by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable pricing supplement, to the address of each holder as that address appears upon the books maintained by the paying agent. The notes will not be subject to any sinking fund.

    REPAYMENT AT OPTION OF HOLDER. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date or dates specified prior to its maturity date. The repayment price will be equal to 100% of the principal amount of the note, together with accrued interest to the date of repayment. For notes issued with original issue discount, the pricing supplement will specify the amount payable upon repayment.

    For us to repay a note, the paying agent must receive the following at least 15 days but not more than 30 days prior to the repayment date:

     o the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

     o a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that note and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

    Exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

    SPECIAL REQUIREMENTS FOR OPTIONAL REPAYMENT OF GLOBAL NOTES. If a note is represented by a global note, the Depositary or the Depositary's nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

    OPEN MARKET PURCHASES. We may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

REPLACEMENT OF NOTES

    At the expense of the holder, we will replace any notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered notes, or satisfactory evidence of the destruction, loss or theft of the notes must be delivered to us, Holding, the paying agent, the registrar, in the case of registered notes, and the applicable trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered notes, and the applicable trustee may be required before a replacement note will be issued.

                                 THE DEPOSITARY

    The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the Depositary's nominee.

    The Depositary has advised us as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities deposited with it by its participants, and it facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including AAFS and other agents), banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                    SERIES A NOTES OFFERED ON A GLOBAL BASIS

    If we or Holding offer any of the securities under our Series A program on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in this section under "-- Book Entry, Delivery and Form" and "-- Global Clearance and Settlement Procedures" will apply to every offering on a global basis. The additional provisions described under "-- Tax Redemption" and "-- Payment of Additional Amounts" will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

BOOK-ENTRY, DELIVERY AND FORM

    The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold such interests in the registered global securities in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, acting in this depositary capacity, as the "U.S. depositary" for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

    Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, "Clearstream, Luxembourg customers," and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

    Distributions with respect to the securities held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

    The Euroclear operator advises that the Euroclear system was created in 1968 to hold securities for its participants, "Euroclear participants," and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear system provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the "cooperative." All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts maintained with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear operator is a Belgian banking corporation which is regulated and examined by the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the "terms and conditions." The terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions with respect to the securities held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

    The Euroclear operator further advises that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the registered global securities.

    The Euroclear operator advises as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator's records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

    Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

    Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by such registered global securities upon delivery of those registered global securities for cancellation.

    Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within the Euroclear system and between Clearstream, Luxembourg and the Euroclear system in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the securities among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

    A further description of the Depositary's procedures with respect to the registered global securities is set forth in the prospectus under "Forms of Securities--Global Securities." The Depositary has confirmed to us and the trustee that it intends to follow these procedures.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

    Initial settlement for the securities offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary's participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

    Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

    Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the

Euroclear system as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

    Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

TAX REDEMPTION

    If specified in the applicable pricing supplement, we may redeem, in whole but not in part, any of the securities under our Series A Program offered on a global basis at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount of those securities, together with accrued interest to the date fixed for redemption, if we determine that, as a result of any change in or amendment to the laws affecting taxation after the date of the relevant pricing supplement (or any regulations or rulings promulgated thereunder) of The Netherlands or of any political subdivision or taxing authority thereof or therein (or the jurisdiction of residence or incorporation of any successor corporation), or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable pricing supplement, we have or will become obligated to pay additional amounts (as defined below under "-- Payment of Additional Amounts") with respect to any of those securities as described below under "-- Payment of Additional Amounts." See "Description of Notes -- Exchangeable Notes -- Payments upon Acceleration of Maturity or upon Tax Redemption." Prior to the giving of any notice of redemption pursuant to this paragraph, the Bank shall deliver to the trustee:

     o a certificate stating that the Bank is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Bank to so redeem have occurred and

     o an opinion of independent counsel satisfactory to the trustee to the effect that the Bank is entitled to effect the redemption based on the statement of facts set forth in the certificate; provided that no notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Bank would be obligated to pay the additional amounts if a payment in respect of the securities were then due.

    Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice will be given in accordance with "Notices" below.

PAYMENT OF ADDITIONAL AMOUNTS

    If specified in the applicable pricing supplement, we will, with respect to any of the securities under our Series A Program offered on a global basis and subject to certain exceptions and limitations set forth below, pay such additional amounts, the "additional amounts," to holders of the securities as may be necessary in order that the net payment of the principal of the securities and any other amounts payable on the securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands (or any political subdivision or taxing authority thereof or therein) or the jurisdiction of residence or incorporation of any successor corporation, will not be less than the amount provided for in the securities to be then due and payable. We will not, however, be required to make any payment of additional amounts for or on account of:

     o any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and The Netherlands and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where presentation is required, by the holder of a security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     o any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

     o any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of the securities;

     o any tax, assessment or other governmental charge imposed on a payment that is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to such Directive;

     o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or other amounts payable, or interest on the securities, to the extent that such payment can be made without such withholding by presentation of the securities to any other paying agent;

     o any tax, assessment or other governmental charge that would not have been imposed but for a holder's failure to comply with a request addressed to the holder or, if different, the direct nominee of a beneficiary of the payment, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of securities, if such compliance is required by statute or by regulation of The Netherlands (or other relevant jurisdiction), or of any political subdivision or taxing authority thereof or therein, as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

     o    any combination of the items listed above;

nor shall we pay additional amounts with respect to any payment on the securities to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of The Netherlands (or other relevant jurisdiction), or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the securities.

NOTICES

    Notices to holders of the securities will be given by mailing such notices to each holder by first class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator.

    See also "Plan of Distribution -- Series A Notes Offered on a Global
Basis."

                         UNITED STATES FEDERAL TAXATION

    In the opinion of Davis Polk & Wardwell, counsel to the Bank, the following summary accurately describes the principle U.S. federal income tax consequences of ownership and disposition of the notes. Except as specifically noted below, this discussion applies only to:

     o    notes purchased on original issuance;

     o    notes held as capital assets; and

     o    United States holders (as defined below).

    This discussion does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances or to holders subject to special rules, such as:

     o    certain financial institutions;

     o    insurance companies;

     o    dealers in securities or foreign currencies;

     o persons holding notes as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction;

     o    United States holders whose functional currency is not the U.S.
          dollar; or

     o partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

    This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described below. Persons considering the purchase of the notes should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation and their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

    This discussion does not apply to currency-linked notes or to notes that have principal or interest determined by reference to commodity prices, securities of entities unaffiliated with the Bank, baskets of those securities or an index or indices of those securities. The tax treatment of these instruments will be specified in the relevant pricing supplement.

    As used herein, the term "United States holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

     o    a citizen or individual resident of the United States;

     o a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

     o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    The term "United States holder" also includes certain former citizens and residents of the United States.

    If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult with their tax advisers.


PAYMENTS OF INTEREST

    Interest paid on a note will be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes, provided that the interest is "qualified stated interest" (as defined below). Interest income earned by a United States holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant in calculating the holder's foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest paid on the notes will constitute "passive income." Special rules governing the treatment of interest paid with respect to original issue discount notes, exchangeable notes and foreign currency notes are described under "Original Issue Discount," "Optionally Exchangeable Notes," "Mandatorily Exchangeable Notes" and "Foreign Currency Notes" below.

ORIGINAL ISSUE DISCOUNT

    A note that has an "issue price" that is less than its "stated redemption price at maturity" will be considered to have been issued at an original discount for federal income tax purposes (and will be referred to as an "original issue discount note") unless the note satisfies a DE MINIMIS threshold (as described below) or is a short-term note (as defined below). The "issue price" of a note will be the first price at which a substantial amount of the notes are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of a note generally will equal the sum of all payments required under the note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. In addition, qualified stated interest includes, among other things, stated interest on a "variable rate date instrument" that is unconditionally payable (other than in debt instruments of the issuer) at least annually at a single qualified floating rate of interest or at a rate that is determined at a single fixed formula that is based on objective financial or economic information. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated.

    If the difference between a note's stated redemption price at maturity and its issue price is less than a DE MINIMIS amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the note will not be considered to have original issue discount. United States holders of notes with a DE MINIMIS amount of original issue discount will include this original issue discount in income, as capital gain, on a PRO RATA basis as principal payments are made on the note.

    A United States holder of original discount notes will be required to include any qualified stated interest payments in income in accordance with the holder's method of accounting for federal income tax purposes. United States holders of original issue discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for federal tax purposes as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received.

    A United States holder may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a "constant yield election").

    A note that matures one year or less from its date of issuance (a "short-term note") will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method United States holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. Holders who so elect and certain other holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange, or retirement of the short-term note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those United States holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

    We may have an unconditional option to redeem, or United States holders may have an unconditional option to require us to redeem, a note prior to its stated maturity date. Under applicable regulations, if we have an unconditional option to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if, by utilizing any date on which the note may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the note as the stated redemption price at maturity, the yield on the note would be lower than its yield to maturity. If the United States holders have an unconditional option to require us to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if making the same assumptions as those set forth in the previous sentence, the yield on the note would be higher than its yield to maturity. If this option is not in fact exercised, the note would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new note were issued, on the presumed exercise date for an amount equal to the note's adjusted issue price on that date. The adjusted issue price of an original issue discount note is defined as the sum of the issue price of the note and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

MARKET DISCOUNT

    If a United States holder purchases a note (other than a short-term note) for an amount that is less than its stated redemption price at maturity or, in the case of an original issue discount note, its adjusted issue price, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified DE MINIMIS amount.

    A United States holder will be required to treat any principal payment (or, in the case of an original issue discount note, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of a note, including disposition in certain nonrecognition transactions, as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the United States holder pursuant to an election by the holder to include market discount in income as it accrues, or pursuant to a constant yield election by the holder as described under "Original Issue Discount" above. In addition, the United States holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

    If a United States holder makes a constant yield election for a note with market discount, such election will result in a deemed election for all market discount bonds acquired by the holder on or after the first day of the first taxable year to which such election applies.

ACQUISITION PREMIUM AND AMORTIZABLE BOND PREMIUM

    A United States holder who purchases a note for an amount that is greater than the note's adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that the United States holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

    If a United States holder purchases a note for an amount that is greater than the amount payable at maturity, or on the earlier call date, in the case of a note that is redeemable at our option, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity. The holder may elect to amortize this premium, using a constant yield method, over the remaining term of the note (where the note is not optionally redeemable prior to its maturity date). If the note may be optionally redeemed prior to maturity after the holder has acquired it, the amount of amortizable bond premium is determined by substituting the call date for the maturity date and the call price for the amount payable at maturity only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. A holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

    If a United States holder makes a constant yield election (as described under "Original Issue Discount" above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Upon the sale, exchange or retirement of a note, a United States holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in the note. Gain or loss, if any, will generally be U.S. source income for purposes of computing a United States holder's foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest on the note. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

    Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply to the extent of any accrued market discount or, in the case of a short-term note, to the extent of any accrued discount not previously included in the holder's taxable income. See "Original Issue Discount" and "Market Discount" above. In addition, other exceptions to this general rule apply in the case of foreign currency notes, optionally exchangeable notes. See "Foreign Currency Notes" below and "Optionally Exchangeable Notes" above.

OPTIONALLY EXCHANGEABLE NOTES

    Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. Under the rules that govern the treatment of contingent payment debt instruments, no payment on an optionally exchangeable note qualifies as qualified stated interest. Rather, a United States holder must account for interest for U.S. federal income tax purposes based on a

"comparable yield" and the differences between actual payments on the note and the note's "projected payment schedule" as described below. The comparable yield is determined by us at the time of issuance of the notes and takes into account the yield at which we could issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the optionally exchangeable notes. The comparable yield may be greater than or less than the stated interest, if any, with respect to the notes.

    Solely for the purpose of determining the amount of interest income that a United States will be required to accrue on an optionally exchangeable note, we will be required to construct a "projected payment schedule" that represents a series of payments the amount and timing of which would produce a yield to maturity on the optionally exchangeable note equal to the comparable yield and is used.

    NEITHER THE COMPARABLE YIELD NOR THE PROJECTED PAYMENT SCHEDULE CONSTITUTES A REPRESENTATION BY US OR HOLDING REGARDING THE ACTUAL AMOUNT, IF ANY, THAT THE OPTIONALLY EXCHANGEABLE NOTE WILL PAY.

    For U.S. federal income tax purposes, a United States holder will be required to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of an optionally exchangeable note, unless the holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service.

    A United States holder, regardless of the holder's method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on an optionally exchangeable note at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the optionally exchangeable note (as set forth below).

    A United States holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of an optionally exchangeable note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of an optionally exchangeable note for a taxable year:

    o will first reduce the amount of interest in respect of the optionally exchangeable note that a holder would otherwise be required to include in income in the taxable year; and

    o to the extent of any excess, will give rise to an ordinary loss equal to so much of this excess as does not exceed the excess of:

        o the amount of all previous interest inclusions under the optionally exchangeable note over

        o the total amount of the United States holder's net negative adjustments treated as ordinary loss on the optionally exchangeable note in prior taxable years.

    A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the optionally exchangeable note or to reduce the amount realized on a sale, exchange or retirement of the optionally exchangeable note. Where a United States holder purchases an optionally exchangeable note for a price other than its adjusted issue price, the difference between the purchase price and the adjusted issue price must be reasonably allocated to the daily portions of interest or projected payments with respect to the optionally exchangeable note over its remaining term and treated as a positive or negative adjustment, as the case may be, with respect to each period to which it is allocated.

    Upon a sale, exchange or retirement of an optionally exchangeable note (including a delivery of shares pursuant to the terms of the obligation), a United States holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted basis in the optionally exchangeable note. The adjusted issue price of an optionally exchangeable note is defined as the sum of its issue price and any interest previously accrued on the note, disregarding any net positive and net negative adjustments, less the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the on the optionally exchangeable note. If we deliver property, other than cash, to a United States holder in retirement of an optionally exchangeable note, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A United States holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss. The deductibility of capital losses is subject to limitations.

    A United States holder will have a tax basis in any property, other than cash, received upon the retirement of an optionally exchangeable note including in satisfaction of a conversion right or a call right equal to the fair market value of the property, determined at the time of retirement. The holder's holding period for the property will commence on the day immediately following its receipt.

FOREIGN CURRENCY NOTES

    The following discussion summarizes the principal United States federal income tax consequences to a United States holder of the ownership and disposition of notes, other than currency-linked notes described above, that are denominated in a specified currency other than the U.S. dollar or the payments of interest or principal on which are payable in one or more currencies or currency units other than the U.S. dollar, which we refer to as "foreign currency notes."

    The rules applicable to foreign currency notes could require some or all gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and may depend on the holder's particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a holder should make any of these elections may depend on the holder's particular federal income tax situation. United States holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

    A United States holder who uses the cash method of accounting and who receives a payment of qualified stated interest in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at the time, and this U.S. dollar value will be the United States holder's tax basis in the foreign currency. A cash method holder who receives a payment of qualified stated interest in U.S. dollars pursuant to an option available under such note will be required to include the amount of this payment in income upon receipt.

    An accrual method United States holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount, but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The United States holder will recognize ordinary income or loss with respect to accrued interest income on the date the income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) in respect of the accrual period (or, where a holder receives U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of a cash method taxpayer required to currently accrue original issue discount or market discount.

    An accrual method United States holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A United States holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service.

    Original issue discount, market discount, acquisition premium and amortizable bond premium on a foreign currency note are to be determined in the relevant foreign currency. Where the taxpayer elects to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount shall be determined in accordance with the rules relating to accrued interest described above.

    If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis shall reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as on the sale, exchange or retirement of the foreign currency note. Any exchange gain or loss will be ordinary income or loss as described below. If the election is not made, any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a United States holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium.

    A United States holder's tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value amount of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A United States holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

    Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuation in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the United States holder acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the holder on the sale, exchange or retirement of the foreign currency note. The source of the foreign currency gain or loss will be determined by reference to the residence of the holder or the "qualified business unit" of the holder on whose books the note is properly reflected. Any gain or loss realized by these holders in excess of the foreign currency gain or loss will be capital gain or loss except to the extent of any accrued market discount or, in the case of short-term note, to the extent of any discount not previously included in the holder's income.

    A United States holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. A cash method taxpayer who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment for all purchases and sales of foreign currency obligations provided that the notes are traded on an established securities market. This election cannot be changed without the consent of the Internal Revenue Service. Any gain or loss realized by a United States holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

MANDATORILY EXCHANGEABLE NOTES

    The U.S. federal income tax treatment of mandatorily exchangeable notes is unclear and depends on the specific terms of the notes. Prospective purchasers of mandatorily exchangeable notes are urged to review the applicable pricing supplement and consult with their tax advisers.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Information returns may be filed with the Internal Revenue Service in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A United States holder may be subject to U.S. backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a United States holder will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle them to a refund, provided that the required information is furnished to the Internal Revenue Service.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                          TAXATION IN THE NETHERLANDS

    The following is a general summary of certain Netherlands tax consequences as of the date of this prospectus supplement in relation to the notes. It is not exhaustive and holders who are in doubt as to their tax position should consult their professional advisers.

DUTCH RESIDENT HOLDERS

    Holders who are individuals and are resident or deemed to be resident in The Netherlands, or who have elected to be treated as a Dutch resident holder for Dutch tax purposes, are subject to Dutch income tax on a deemed return regardless of the actual income derived from a note or gain or loss realized upon disposal or redemption of a note, provided that the note is a portfolio investment and is not held in the context of any business or substantial interest. The deemed return amounts to 4 percent of the average value of the holder's net assets in the relevant fiscal year (including the notes) and is taxed at a flat rate of 30 percent.

    Corporate holders that are resident or deemed to be resident in The Netherlands, without being exempt from Dutch corporate tax, will be subject to Dutch corporate tax on all income and gains realized in connection with the notes.

NON-DUTCH RESIDENT HOLDERS

    Non-Dutch resident holders normally will not be subject to Dutch income or corporate taxation with respect to income or capital gains realized in connection with a note, unless there is a specific connection with The Netherlands, such as an enterprise or part thereof which is carried on through a permanent establishment in The Netherlands or a substantial interest or deemed substantial interest in the Bank.

    A holder will not become resident or deemed to be resident in The Netherlands by reason only of the holding of a note.

REGISTRATION TAXES, STAMP DUTY, ETC.

    There is no Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty payable by the holder in The Netherlands in connection with the notes.

WITHHOLDING TAX

    All payments by the Bank to the holder in respect of the notes can be made free of any Dutch withholding tax, unless the notes qualify as debt as referred to in Article 10, paragraph 1 sub d of the Dutch Corporate Income Tax Act (Wet op de Vennootschapsbelasting 1969).

                              PLAN OF DISTRIBUTION

    We and Holding are offering the Series A notes and related guarantees on a continuing basis exclusively through ABN AMRO Financial Services, Inc. ("AAFS") and ABN AMRO Incorporated ("AAI") to the extent either or both of them are named in the applicable pricing supplement. In addition, we and Holding may offer the Series A notes and related guarantees through certain other agents to be named in the applicable pricing supplement. The agents have agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase the agent received, a commission ranging from 1% to 4% of the initial offering price of the securities to be sold, depending upon the maturity of the securities. We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

    We and Holding may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

    The agent may be deemed to be an "underwriter" within the meaning of the Securities Act. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for specified expenses.

    To the extent the total aggregate principal amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase the unsold portion and hold such securities for its own investment.

    We estimate that we will spend approximately $727,000 for printing, rating agency, trustee and legal fees and other expenses allocable to the offering.

    Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. We have been advised by certain agents that they intend to make a market in these securities, as applicable laws and regulations permit. The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

    AAFS and AAI are wholly owned indirect subsidiaries of the Bank. To the extent either or both are named in the applicable pricing supplement, AAFS and AAI will conduct each offering of these securities in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, AAFS and AAI may offer and sell those securities in the course of their businesses as broker-dealers. AAFS and AAI may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. AAFS and AAI may use this prospectus supplement in connection with any of those transactions. Neither AAFS or AAI is obligated to make a market in any of these securities and each may discontinue any market-making activities at any time without notice.

    In addition, we may, at our sole option, extend the offering period for securities offered pursuant to a pricing supplement for up to 10 days after the original issue date, if the total aggregate principal amount of the securities offered by the applicable pricing supplement is not sold on the original issue date for those securities. The amount of securities offered during the extended offering period will not exceed approximately 10% of the total aggregate principal amount of the securities offered by the applicable pricing supplement. One or more of our or Holding's affiliates may agree to purchase, for its own investment, any securities that are not sold during the extended offering period. During an extended offering period, securities will be offered at prevailing market prices which may be above or below the initial issue price set forth in the applicable pricing supplement. Our affiliates will not make a market in those securities during that period, and are not obligated to do so after the distribution is complete.

    Neither of the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

    In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option. The agents can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The agents may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

    Concurrently with the offering of these securities through the agents, we may issue other debt securities under the Indenture. Those debt securities may include medium-term notes under a Series B prospectus supplement. We refer to those notes as "Euro medium-term notes". The Euro medium-term notes may have terms substantially similar to the terms of the securities offered under this prospectus supplement and will be fully and unconditionally guaranteed by Holding. The Euro medium-term notes may be offered concurrently with the offering of these securities, on a continuing basis outside the United States by the Bank, under a distribution agreement with AAFS, AAI and/or other financial institutions, including other affiliates of the Bank or Holding, as agents for the Bank. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. Any Euro medium-term note sold under the Euro Distribution Agreement, and any debt securities issued by the Bank under the Indenture will reduce the aggregate offering price of the securities that may be offered under this prospectus supplement, any pricing supplement and the accompanying prospectus.

NOTES OFFERED ON A GLOBAL BASIS

    If the applicable pricing supplement indicates that any of our notes will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

    Each agent has represented and agreed, and any other agent through which we may offer these securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

    Purchasers of any securities offered on a global basis may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

                                 LEGAL MATTERS

    The validity of the notes and the related guarantees will be passed upon for the Bank by Laura Schisgall, Esq., Senior Vice President and Derivatives Counsel, and Clifford Chance Limited Liability Partnership. Davis Polk & Wardwell will also pass upon certain legal matters relating to the notes and the related guarantees for the agents. Davis Polk & Wardwell has in the past represented ABN AMRO Holding N.V. and its affiliates, including the Bank, and continues to represent ABN AMRO Holding N.V. and its affiliates on a regular basis and in a variety of matters.

PROSPECTUS



                        $2,044,250,000 DEBT SECURITIES,

                               ABN AMRO BANK N.V.

                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                             ABN AMRO HOLDING N.V.


We, ABN AMRO Bank N.V., may offer from time to time debt securities that are fully and unconditionally guaranteed by ABN AMRO Holding N.V. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

Our principal executive offices are at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and our telephone number is (31-20) 628 9393.



















SEPTEMBER 17, 2003

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement that we and ABN AMRO Holding N.V. or "Holding" filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we and Holding may, from time to time, sell the debt securities and related guarantees described in the prospectus in one or more offerings up to a total dollar amount of $2,044,250,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This prospectus provides you with a general description of the debt securities and the related guarantees. Each time we and Holding sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" beginning on page 2 of this prospectus.

     Following the initial distribution of an offering of securities, certain affiliates of ours and Holding may offer and sell those securities in the course of their businesses as broker-dealers. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

     The debt securities may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer).

     As used in this prospectus, the "Bank," "we," "us," and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the SEC. You may read and copy these documents at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding Holding that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information Holding has filed with the SEC by reference to file number 1-14624.

     This prospectus is part of a registration statement we and Holding filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The SEC allows us to incorporate by reference much of the information Holding files with them, which means that we and Holding can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this prospectus is considered to be part of this prospectus. Because we and Holding are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we and Holding incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or Holding make with the SEC (including any Form 6-Ks we or Holding subsequently file with the SEC and specifically incorporate by reference into this prospectus) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into Registration Statement No. 333-89136, of which this prospectus is a part until we and Holding complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

         (a) Annual Report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2002, filed on March 28, 2003 and amended by an Amendment to the Annual Report on Form 20-F filed with the SEC on August 28, 2003, which, as amended, we also refer to as the 20-F for 2002;

         (b) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on April 14, 2003, containing a press release entitled, "Changes in Supervisory Board ABN AMRO", dated March 14, 2003;

         (c) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on May 8, 2003, containing a press release entitled, "ABN AMRO reports first quarter 2003 results:
              Good overall performance", dated April 28, 2003;

         (d) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on May 8, 2003, containing a press release entitled, "ABN AMRO further strengthens position in Brazil through acquisition of Banco Sudameris", dated April 16, 2003;

         (e) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on August 18, 2003, containing (1) a press release entitled, "ABN AMRO reports double-digit growth", dated August 7, 2003, and (2) a release entitled, "Consolidated Ratio of Earnings to Fixed Charges Calculated under Dutch GAAP for the Three Month and Six Month Periods Ended June 30, 2003"; and

         (f) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on August 18, 2003, containing the Articles of Association of ABN AMRO Holding N.V., as last amended on May 26, 2003.

     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628 3842).

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth Holding's consolidated ratios of earnings to fixed charges for the periods indicated based on the figures resulting from the reconciliation to U.S. GAAP.

                                       (UNAUDITED)
                                   SIX MONTHS ENDED(1)          YEAR ENDED DECEMBER 31,
                                   -------------------   -------------------------------------
                                      JUNE 30, 2003      2002    2001    2000    1999    1998
                                   -------------------   -----   -----   -----   -----   -----
Excluding Interest on Deposits(2)          2.50x         1.89x   1.45x   1.85x   1.91x   2.04x
Including Interest on Deposits(2)          1.34x         1.21x   1.08x   1.15x   1.17x   1.17x

--------------
1    These figures are unaudited. The ratios for the six months ended June 30, 2003 are based on Dutch GAAP because U.S. GAAP ratios are not available.

2    Deposits include bank and total customer accounts. See the consolidated financial statements incorporated by reference herein.

                               ABN AMRO BANK N.V.

     We are a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of approximately 3,500 offices and branches in more than 60 countries and territories. We are one of the largest banking groups in the world, with total consolidated assets of EUR 614.2 billion as of June 30, 2003.


                             ABN AMRO HOLDING N.V.

     ABN AMRO Holding N.V. is incorporated under the laws of The Netherlands by deed of May 30, 1990 as the holding company of ABN AMRO Bank N.V. The Articles of Association of Holding were last amended by deed of May 26, 2003 and executed before Mr. R.J.C. van Helden, Notary Public of Amsterdam. Holding's main purpose is to own ABN AMRO Bank N.V. and its subsidiaries. Holding owns 100 percent of the shares of ABN AMRO Bank N.V. and is jointly and severally liable for all liabilities of ABN AMRO Bank N.V. All of the securities issued by ABN AMRO Bank N.V. hereunder after the date hereof will be fully and unconditionally guaranteed by ABN AMRO Holding N.V.

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

     The debt securities will be issued by the Bank under an Indenture dated November 27, 2000, between us and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee, as supplemented by a Supplemental Indenture dated September 18, 2003 among the Bank, Holding and the trustee. We refer to the Indenture, as supplemented by the Supplemental Indenture, as the "Indenture." We refer to JPMorgan Chase Bank, as trustee under the Indenture, as the "trustee." The trustee's address is: JPMorgan Chase Bank, Institutional Trust Services, 450 West 33rd Street, 15th Floor, New York, NY 10001.

     We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

     The debt securities will be our direct, unsecured general obligations. The debt securities will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

GUARANTEE

     Holding will fully and unconditionally guarantee payment in full to the holders of the debt securities issued by the Bank under the Indenture after the date hereof. The guarantee is set forth in, and forms part of, the Indenture under which the debt securities will be issued. If, for any reason, the Bank does not make any required payment in respect of its debt securities when due, Holding as the guarantor thereof will cause the payment to be made to or to the order of the trustee. The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing the Bank or any other person or entity. The guarantees will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations.

PAYMENTS

     We may issue debt securities from time to time in one or more series. The provisions of the Indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

     Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.


TERMS SPECIFIED IN PROSPECTUS SUPPLEMENT

     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     o    the specific designation;

     o    the aggregate principal amount, purchase price and denomination;

     o the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

     o    the date of maturity;

     o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any (the calculation agent will be identified in the applicable pricing supplement);

     o    the interest payment dates, if any;

     o the place or places for payment of the principal of and any premium and/or interest on the debt securities;

     o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

     o whether we will issue the debt securities in definitive form and under what terms and conditions;

     o the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

     o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

     o any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

     o any applicable United States federal income tax consequences and Netherlands income tax consequences, including, but not limited to:

          o whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

          o tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

          o tax considerations applicable to any debt securities denominated and payable in foreign currencies;

     o whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty; and

     o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

     Some of the debt securities may be issued as original issue discount debt securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of

Original Issue Discount Securities will contain information relating to federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

REGISTRATION AND TRANSFER OF DEBT SECURITIES

     Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the Indenture or the supplemental indenture or issuer order under which that series of debt securities is issued.

     Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

COVENANT RESTRICTING MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

     The Indenture provides that the Bank and Holding will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of either of their assets to any other person, unless:

     o either the Bank or Holding, as the case may be, will be the continuing legal entity; or

     o the successor legal entity or person that acquires all or substantially all of the Bank's or Holding's, as the case may be, assets:

          o will be incorporated and existing under the laws of the Netherlands, or a member state of the European Union or the Organisation for Economic Co-Operation and Development; and

          o will expressly assume all of the Bank's or Holding's, as the case may be, obligations under the Indenture and the debt securities and guarantee issued under the Indenture; and

     o immediately after the merger, consolidation, sale, lease or conveyance, the Bank or Holding, as the case may be or that person or that successor legal entity will not be in default in the performance of the covenants and conditions of the Indenture applicable to the Bank or Holding, as the case may be. (Indenture, Section 9.01)

     ABSENCE OF PROTECTIONS AGAINST ALL POTENTIAL ACTIONS OF THE BANK. There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or Holding or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or Holding or a sale, lease or conveyance of all or substantially all of the Bank's or Holding's, as the case may be, assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

EVENTS OF DEFAULT

     The Indenture provides holders of debt securities with remedies if the Bank or Holding fails to perform specific obligations, such as making payments on the debt securities by the Bank, making payments on the guarantee by Holding or if the Bank or Holding becomes bankrupt. Holders should review these provisions and understand which of the Bank's or Holding's actions trigger an event of default and which actions do not. The Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

     An event of default is defined under the Indenture, with respect to any series of debt securities issued under that Indenture, as any one or more of the following events (each an "event of default") having occurred and be continuing:

     o default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;

     o the Bank or Holding, as the case may be, fails to perform or observe any of its other obligations under the securities and such failure has continued for the period of 60 days next following the service on it of notice requiring the same to be remedied;

     o the Bank or Holding, as the case may be, is declared bankrupt, or a declaration in respect of us is made under Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992) of The Netherlands;

     o an order is made or an effective resolution is passed for the winding up or liquidation of the Bank or Holding, as the case may be, unless this is done in compliance with the "Covenant Restricting Mergers and Other Significant Corporate Action" described above; or

     o any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued. (Indenture, Section 5.01)

     ACCELERATION OF DEBT SECURITIES UPON AN EVENT OF DEFAULT. The Indenture provides that:

     o if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the Indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank or Holding, as the case may be, applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Bank or Holding, as the case may be, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

     o if an event of default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued under the Indenture or due to specified events of bankruptcy, insolvency or reorganization of the Bank or Holding, as the case may be, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Indenture, voting as one class, by notice in writing to the Bank or Holding, as the case may be, may declare the principal of all debt securities and interest accrued thereon to be due and payable immediately. (Indenture, Section 5.01)

     ANNULMENT OF ACCELERATION AND WAIVER OF DEFAULTS. In some circumstances, if any and all events of default under the Indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities. (Indenture, Sections 5.01 and 5.10)

     INDEMNIFICATION OF TRUSTEE FOR ACTIONS TAKEN ON YOUR BEHALF. The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. (Indenture, Section 6.01). In addition, the Indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under the Indenture before proceeding to exercise any right or power at the request of holders. (Indenture, Section 6.02). Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Indenture, Section 5.09)

     LIMITATION ON ACTIONS BY YOU AS AN INDIVIDUAL HOLDER. The Indenture provides that no individual holder of debt securities may institute any action against the Bank or Holding under that Indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

     o the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Indenture, Sections 5.06 and 5.09)

     The Indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Indenture, Section 3.05)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Bank or Holding, as the case may be, has the ability to eliminate most or all of its obligations on any series of debt securities prior to maturity if it complies with the following provisions. (Indenture, Section 10.01)

     DISCHARGE OF INDENTURE. The Bank or Holding, as the case may be, may discharge all of its obligations, other than as to transfers and exchanges, under the Indenture after it has:

     o paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

     o delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

     o irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the relevant Indenture relating only to that series of debt securities.

     DEFEASANCE OF A SERIES OF SECURITIES AT ANY TIME. The Bank or Holding, as the case may be, may also discharge all of its obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which the Bank or Holding refer to as defeasance.

     The Bank or Holding may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 9.01, which section contains the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

     o the Bank or Holding irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

     o the Bank or Holding deliver to the relevant trustee an opinion of counsel to the effect that:

          o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

MODIFICATION OF THE INDENTURE

     MODIFICATION WITHOUT CONSENT OF HOLDERS. The Bank, Holding and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the Indenture to:

     o    secure any debt securities;

     o evidence the assumption by a successor corporation of the Bank's or Holding's, as the case may be, obligations;


     o    add covenants for the protection of the holders of debt securities;

     o    cure any ambiguity or correct any inconsistency;

     o    establish the forms or terms of debt securities of any series; or

     o evidence the acceptance of appointment by a successor trustee. (Indenture, Section 8.01)

     MODIFICATION WITH CONSENT OF HOLDERS. The Bank, Holding and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of those debt securities. However, the Bank, Holding and the trustee may not make any of the following changes to any outstanding debt security without the consent of holders that would be affected by such change:

     o    extend the final maturity of such security;

     o    reduce the principal amount;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

     o modify or amend the provisions for conversion of any currency into another currency;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of the Bank, Holding or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

     o impair the right of any holder to institute suit for the enforcement of any payment on any debt security or the guarantee when due; or

     o reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture. (Indenture, Section 8.02)

CONCERNING OUR RELATIONSHIP WITH THE TRUSTEE

     We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

                              FORMS OF SECURITIES

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where the Bank's and Holding's obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where the Bank's and Holding's obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

GLOBAL SECURITIES

     REGISTERED GLOBAL SECURITIES. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee or any other agent of the Bank or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

     Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such bearer notes as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), which we refer to as the "restricted period," offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

     Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii), and any coupons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

     o    is owned by a person that is not a United States person;

     o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of
          Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

     o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations.

     Bearer securities, other than temporary global securities, and any coupons issued with bearer securities, will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person who holds the bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer security or coupon.

     As used herein, "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or a trust the income of which is subject to United States federal income taxation regardless of its source. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

                              PLAN OF DISTRIBUTION

     We and Holding may sell the securities being offered by this prospectus in three ways: (1) through selling agents, (2) through underwriters and/or (3) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank and Holding.

     We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If we use any underwriters to offer and sell these securities, we and Holding will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

     If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent -- in each case, less other expenses attributable to issuance and distribution.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     To the extent an initial offering of the securities will be distributed by an affiliate of the Bank and Holding each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of the Bank and Holding may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     In the event that any NASD member participates in a public offering of these securities: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus or pricing supplements; (b) the maximum compensation to be received by any NASD member in this distribution will be disclosed and submitted for approval with the NASD's Corporate Financing Department (the "Department"); and (c) prior to the commencement of the distribution, underwriting documents proposed for use will be submitted to the Department for review. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

                                 LEGAL MATTERS

     The validity of the debt securities and guarantee will be passed upon for the Bank and Holding by Laura Schisgall, Esq., Senior Vice President and Derivatives Counsel, and certain matters of Dutch law will be passed upon for the Bank and Holding by Clifford Chance Limited Liability Partnership. Davis Polk & Wardwell will pass upon some legal matters relating to these securities for any selling agents or underwriters. Davis Polk & Wardwell has in the past represented Holding and its affiliates, including the Bank, and continues to represent Holding and its affiliates on a regular basis and in a variety of matters.


                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules of Holding incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2002 have been so incorporated in reliance on the report of Ernst & Young, independent accountants, given on the authority of the firm as experts in accounting and auditing.


            ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

     Holding, the Bank and some of its affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income

Security Act of 1974, as amended, which is commonly referred to as ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the debt securities are acquired by or with the assets of a pension or other employee benefit plan with respect to which Holding, the Bank or any of its affiliates is a service provider, unless those debt securities are acquired pursuant to an exemption for transactions effected on behalf of one of these plans by a "qualified professional asset manager" or pursuant to any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. ANY INSURANCE COMPANY OR PENSION OR EMPLOYEE BENEFIT PLAN, OR ANY PERSON INVESTING THE ASSETS OF A PENSION OR EMPLOYEE BENEFIT PLAN, PROPOSING TO INVEST IN THE DEBT SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. NEITHER THE DELIVERY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ABN AMRO BANK N.V. OR ABN AMRO HOLDING N.V. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
--------------------------------------------------------------------------------
TABLE OF CONTENTS

PRICING SUPPLEMENT

                                    PAGE
Summary........................     PS-3
Risk Factors...................     PS-8
Hypothetical Return Analysis       PS-14
 of the Securities at Maturity.
Incorporation of Documents by      PS-18
 Reference.....................
Public Information Regarding       PS-19
the
Underlying
  Index........................
Description of Securities......    PS-27
Use of Proceeds................    PS-38
ERISA Matters..................    PS-38
Taxation.......................    PS-39
Plan of Distribution...........    PS-42


PROSPECTUS SUPPLEMENT

                                   PAGE
About This Prospectus Supplement    S-2
Foreign Currency Risks.........     S-3
Description of Notes...........     S-5
The Depositary.................    S-23
Series A Notes Offered on a        S-24
Global Basis...................
United States Federal Taxation.    S-29
Taxation in The Netherlands....    S-36
Plan of Distribution...........    S-37
Legal Matters..................    S-39


PROSPECTUS

                                   PAGE
About This Prospectus..........       2
Where You Can Find Additional         3
Information....................
Consolidated Ratio of Earnings
to Fixed                              5
  Charges......................
ABN AMRO Bank N.V..............       6
ABN AMRO Holding N.V...........       6
Use of Proceeds................       7
Description of Debt Securities.       8
Forms of Securities............      14
Plan of Distribution...........      17
Legal Matters..................      19
Experts........................      19
ERISA Matters for Pension Plans
 and             Insurance           19
 Companies.....................
================================================================================




================================================================================






                               ABN AMRO BANK N.V.


                                  $-----------

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.



                  STRUCTURED HYBRID EQUITY LINKED SECURITIESSM
                     ("BASKET SHIELDS(SM)") DUE APRIL 20, 2009
                            LINKED TO THE VALUE OF A
                       BASKET OF COMMON STOCKS OR ADRS OF
                                  TEN COMPANIES
                       IN THE FINANCIAL SERVICES INDUSTRY



                               PRICING SUPPLEMENT
                              (TO PROSPECTUS DATED
                             SEPTEMBER 17, 2003 AND
                              PROSPECTUS SUPPLEMENT
                            DATED SEPTEMBER 18, 2003)



                        ABN AMRO FINANCIAL SERVICES, INC.

                              ABN AMRO INCORPORATED



================================================================================